Filed Pursuant to Rule 424(b)(5)
Registration No. 333-232777

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated March 1, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated August 8, 2019)

American Depositary Shares representing              Ordinary Shares

RedHill Biopharma Ltd.

We are offering      American Depositary Shares (“ADSs”) pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents 10 of our ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”).

The ADSs are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “RDHL.” On February 26, 2021, the last reported sale price of the ADSs on Nasdaq was $9.50 per ADS.

H.C. Wainwright & Co., LLC (“Wainwright”) may offer the ADSs from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices. See “Underwriting.”

Investing in the ADSs representing our Ordinary Shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	PER ADS		TOTAL
Public Offering Price	$	___	$	___
Underwriting Discounts and Commissions (1)	$	___	$	___
Proceeds to Us, Before Expenses	$	___	$	___

(1) We have agreed to reimburse Wainwright for certain offering-related expenses. See “Underwriting.”

We have granted Wainwright a 30-day option to purchase up to an additional          ADSs from us at the public offering price per ADS, less underwriting discounts and commissions. If Wainwright exercises its option in full, the total underwriting discounts and commissions payable by us will be $          , and the total proceeds to us, before expenses, will be $          .

Delivery of the ADSs is expected to be made on or about March          , 2021.

H.C. Wainwright & Co.

Prospectus Supplement dated March      , 2021.

 PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Incorporation of Information by Reference” on page S-36 of this prospectus supplement. Neither we nor Wainwright has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus form part of the registration statement (No. 333-232777) that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Information by Reference,” on page S-36 of this prospectus supplement.

Unless the context otherwise requires, all references to “RedHill,” “we,” “us,” “our,” the “Company” and similar designations refer to RedHill Biopharma Ltd. and its wholly-owned subsidiary, RedHill Biopharma Inc. The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States (“U.S.”). Our functional and presentation currency is the U.S. dollar. Foreign currency transactions in currencies other than the U.S. dollar are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, ADSs representing our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the U.S. who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms, including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. In addition, certain sections of this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page S-13 of this prospectus supplement, and certain other matters discussed in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	our ability to obtain additional financing;
•	the commercialization and market acceptance of our commercial products;
•	our ability to generate sufficient revenues from our commercial products, including obtaining commercial insurance and government reimbursement;
•
our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials, and to complete the development of such therapeutic candidates and obtain approval for marketing by the Food and Drug Administration (“FDA”) or other regulatory authorities;

•
our reliance on third parties to satisfactorily conduct key portions of our commercial operations, including manufacturing and other supply chain functions, market analysis services, safety monitoring, regulatory reporting and sales data analysis and the risk that those third parties may not perform such functions satisfactorily;

•	our ability to maintain an appropriate sales and marketing infrastructure;
•	our ability to establish and maintain corporate collaborations;
•
that our current commercial products or commercial products that we may commercialize or promote in the future may be withdrawn from the market by regulatory authorities and our need to comply with continuing laws, regulations and guidelines to maintain clearances and approvals for those products;

•	our exposure to significant drug product liability claims;
•	the completion of any postmarketing studies or trials;
•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and to maintain our own marketing and commercialization capabilities;
•	our estimates of the markets, their size, characteristics and their potential for our commercial products and therapeutic candidates and our ability to serve those markets;
•	the successful commercialization of products we in-license or acquire;

•	our inability to enforce claims relating to a breach of a representation and warranty by a counterparty;
•	the hiring and continued employment of executives, sales personnel, and contractors;
•	our receipt and timing of regulatory clarity and approvals for our commercial products and therapeutic candidates, and the timing of other regulatory filings and approvals;
•
the initiation, timing, progress, and results of our research, development, manufacturing, preclinical studies, clinical trials, and other commercial efforts and therapeutic candidate development, as well as the extent and number of additional studies that we may be required to conduct;

•	our reliance on third parties to conduct key portions of our clinical trials, including data management services and the risk that those third parties may not perform such functions satisfactorily;
•
our reliance on third parties to manufacture and supply our therapeutic candidates and their respective APIs with the requisite quality and manufacturing standards in sufficient quantities and within the required timeframes and at an acceptable cost;

•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates;
•	the interpretation of the properties and characteristics of our commercial products or therapeutic candidates and of the results obtained in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business, commercial products, and therapeutic candidates;
•	heightened attention on the problems associated with opioids;
•	the impact of other companies and technologies that compete with us within our industry;
•
the scope of protection we are able to establish and maintain for intellectual property rights covering our commercial products and therapeutic candidates, including from existing or future claims of infringement, and our ability to operate our business without infringing or violating the intellectual property rights of others;

•	parties from whom we license or acquire our intellectual property defaulting in their obligations toward us;
•
the failure by a licensor or a partner of ours to meet their respective obligations under our acquisition, in-license or other development or commercialization agreements or renegotiate the obligations under such agreements, or if other events occur that are not within our control, such as bankruptcy of a licensor or a partner;

•	our reliance on the actions of third parties, including sublicensors and their other sublicensees, to maintain our rights under our in-licenses which are sublicenses;
•	the effect of a potential occurrence of patients suffering serious adverse events using investigative drugs under our Expanded Access Program;
•	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats;
•	the effects of the economic and business environment, including unforeseeable events; and
•	the impact on our business of the political and security situation in Israel, the U.S. and other places in which we operate.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the ADSs. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on page S-13 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

We are a specialty biopharmaceutical company, primarily focused on the commercialization and development of proprietary drugs for gastrointestinal (“GI”) and infectious diseases. Our primary focus is to become a leading specialty biopharmaceutical company through our commercial presence in the U.S. to support current and potential future commercialization of products approved for marketing and of our therapeutic candidates.

We are currently focused primarily on the commercialization in the U.S. of the GI-related products, Movantik® (naloxegol), Talicia® (omeprazole, amoxicillin, and rifabutin) and Aemcolo® (rifamycin).

In addition, we continue to develop our pipeline of clinical-stage therapeutic candidates. Our development activities also include the study of our therapeutic candidates, opaganib (Yeliva®, ABC294640) and RHB-107 (upamostat), as potential treatments for COVID-19. We look for opportunities to leverage our commercial presence and capabilities in the U.S. to support the potential future launch of our therapeutic candidates currently under development, if approved by the FDA, or FDA-approved products which we may acquire in the future.

Depending on the specific development program, our therapeutic candidates are designed to exhibit greater efficacy and/or provide improvements over existing drugs in various ways, including by one or more of the following: by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form or providing a cost advantage. Our current pipeline consists of six therapeutic candidates, most in late-stage clinical development.

We generate our pipeline of therapeutic candidates by identifying, validating and in-licensing or acquiring products that are consistent with our product and corporate strategy and that have the potential to exhibit a favorable probability of therapeutic and commercial success. We have one product that we primarily developed internally which has been approved for marketing and, to date, none of our therapeutic candidates has generated meaningful revenues. We plan to commercialize our therapeutic candidates, upon approval, if any, through licensing and other commercialization arrangements outside the U.S. with pharmaceutical companies on a global and territorial basis or, in the case of commercialization in the U.S., independently with our dedicated commercial operations or in potential partnership with other commercial-stage companies. We also evaluate, on a case-by-case basis, co-development, co-promotion, licensing and similar arrangements.

U.S. and Global COVID-19 Studies with opaganib

Opaganib, a new chemical entity, is a proprietary, first-in-class, orally-administered, sphingosine kinase-2 (SK2) selective inhibitor with anticancer, anti-inflammatory, and antiviral activities, targeting multiple oncology, viral, inflammatory, and gastrointestinal indications.

In July 2020, we initiated a global Phase 2/3 clinical study (NCT04467840) evaluating opaganib in hospitalized patients with severe COVID-19 pneumonia. This ongoing global multi-center, randomized, double-blind, parallel-arm, placebo-controlled study continues to enroll patients with a target of up to 464 patients requiring hospitalization and treatment with supplemental oxygen. The study has been approved in Brazil, Israel, the United Kingdom, Italy, Russia, Mexico, Poland and Colombia, with further expansion ongoing, including plans to expand the study to the U.S., which were announced in February 2021. Enrollment was initiated in August 2020 and is over 50% complete. In January 2021, we announced that the independent Data Safety Monitoring Board (DSMB) for the study unanimously recommended that the study continue, following a pre-scheduled futility review of unblinded efficacy data from the first 135 patients treated in the study and safety data from the first 175 patients. In-line with evolving clinical practice and guidelines for treatment of hospitalized COVID-19 patients which aim to minimize patient intubation and mechanical ventilation, we have changed the primary endpoint of the global Phase 2/3 study to the proportion of patients reaching room air (no longer requiring oxygen supplementation) by Day 14, which was previously a key secondary endpoint in the protocol. Correspondingly, we implemented a resizing of the study, increasing the number of patients planned to be enrolled to from 270 up to 464 patients in total.

In December 2020, we announced that our randomized, double-blind, placebo-controlled U.S. Phase 2 study (NCT04414618) with opaganib in patients hospitalized with COVID-19 pneumonia demonstrated preliminary top-line positive safety and efficacy data. The study, which was not powered for statistical significance, enrolled 40 patients requiring hospitalization and supplemental oxygen.

Top-line results from the study found opaganib to be safe, with no material safety differences between the opaganib and placebo treatment arms. Overall, fewer patients suffered from serious adverse events (SAEs) in the opaganib treatment arm than in the placebo arm. In this small sample size, there were few events of intubation or fatality and these were balanced between the two arms.

The opaganib-treated arm demonstrated a consistent trend of greater improvement in reducing oxygen requirement by end of treatment on Day 14 across key primary and secondary efficacy outcomes, correlating with clinical improvement as defined by the World Health Organization (WHO) ordinal scale:

•	A greater improvement in the proportion of patients reaching room air and no longer requiring oxygen support by Day 14 vs. the control arm (52.6% vs. 22.2%).

•	A greater improvement in the proportion of patients with 50% reduction in supplemental oxygen by Day 14 vs. the control arm (89.5% vs. 66.7%).

•	A higher proportion of patients discharged by Day 14 vs. the control arm (73.7% vs. 55.6%).

•	A greater reduction from baseline of the median total oxygen requirement (AUC) over 14 days vs. the control arm (68.0% vs. 46.7%).

We will provide the data for peer review when available.

We are in discussions with U.S. government agencies around potential funding or other support for the rapid advancement of opaganib toward potential emergency use approval.

Opaganib was originally developed by U.S.-based Apogee Biotechnology Corp. (“Apogee”) and completed multiple successful preclinical studies in oncology, inflammation, GI, and radioprotection models, as well as a Phase 1 clinical study in cancer patients with advanced solid tumors and an additional Phase 1 study in multiple myeloma.

Opaganib received orphan drug designation from the FDA for the treatment of cholangiocarcinoma and is also being evaluated in a Phase 2a study in advanced cholangiocarcinoma and in a Phase 2 study in prostate cancer.

Preclinical data have demonstrated both anti-inflammatory and antiviral activities of opaganib, with the potential to reduce inflammatory lung disorders, such as pneumonia, and mitigate pulmonary fibrotic damage. Opaganib demonstrated potent antiviral activity against SARS-CoV-2, the virus that causes COVID-19, completely inhibiting viral replication in an in vitro model of human lung bronchial tissue. Additionally, preclinical in vivo studies have demonstrated that opaganib decreased fatality rates from influenza virus infection and ameliorated Pseudomonas aeruginosa-induced lung injury by reducing the levels of IL-6 and TNF-alpha in bronchoalveolar lavage fluids.

In December 2020, we announced that preliminary results from a preclinical study with opaganib, administered at 250 mg/kg, demonstrated a reduction of thrombosis (blood clotting) in an acute respiratory distress syndrome (ARDS) animal model. The preclinical study was designed to assess the efficacy of opaganib in reducing the incidence of adverse thromboembolic events in situ in the lipopolysaccharide (LPS)-induced model of pulmonary inflammation, a reliable model of ARDS that can mimic COVID-19 inflammation. The preliminary results from our study showed opaganib 250 mg/kg reduced blood clot length, weight and total thrombus score in the preclinical model of ARDS. We believe such preliminary results add to the known antiviral and anti-inflammatory activities of opaganib and provide a possibility of a unique triple-action effect on the pathophysiological processes associated with COVID-19.

We filed a family of provisional patent applications seeking to protect the use of opaganib in treating SARS-CoV-2 infection.

Under a compassionate use program, seven COVID-19 patients (as classified by the WHO ordinal scale) were treated with opaganib in a leading hospital in Israel. Analysis of treatment outcomes from the five patients included in the final published analysis suggested substantial benefit to patients treated with opaganib under compassionate use in both clinical outcomes and inflammatory markers as compared to a retrospective matched case-control group from the same hospital. All patients in the opaganib-treated group were discharged from hospital on room air without requiring intubation and mechanical ventilation, whereas 33% of the matched case-control group required intubation and mechanical ventilation. Median time to weaning from high-flow nasal cannula was reduced to 10 days in the opaganib-treated group, as compared to 15 days in the matched case-control group.

The development of opaganib has been supported by grants and contracts from U.S. federal and state government agencies awarded to Apogee, including from the NCI, BARDA, the U.S. Department of Defense and the FDA Office of Orphan Products Development. In September 2020, Apogee was awarded a grant from Pennsylvania’s COVID-19 Vaccines, Treatments and Therapies Program, which supports the rapid advancement of promising novel COVID-19 therapies.

Our Approved and Commercial Products in the U.S.

We have established the headquarters of our U.S. commercial operations in Raleigh, North Carolina. Our U.S. operations promotes Movantik® for opioid-induced constipation in adults, Talicia® for the treatment of H. pylori infection in adults and Aemcolo® for the treatment of travelers’ diarrhea in adults. We also expect our U.S. operations to serve as the platform for potential launch of our proprietary, late-clinical stage therapeutic candidates in the U.S., if approved by the FDA, and potential in-licensed commercial-stage products in the U.S.

During 2020, we expanded our sales force from approximately 40 sales representatives to approximately 100 sales representatives. We commercially launched Talicia® in March 2020 and initiated our commercialization activities for Movantik® in April 2020. The net revenues for the fiscal quarter ended September 30, 2020 were $20.9 million, compared to $1.4 million for the fiscal quarter ended September 30, 2019, which increase was primarily attributable to revenues from Movantik®.

Movantik®

In April 2020, we acquired from AstraZeneca AB (“AstraZeneca”) worldwide rights (excluding Europe and Canada) to commercialize and develop Movantik® (naloxegol), pursuant to a license agreement, dated February 23, 2020 (the “AstraZeneca License Agreement”), and in October 2020 we obtained the rights to commercialize and develop Movantik® in Israel. Movantik® is a proprietary once-daily oral peripherally-acting mu-opioid receptor antagonist (PAMORA) approved by the FDA for the treatment of opioid-induced constipation (OIC) in adult patients with chronic non-cancer pain, including patients with chronic pain related to prior cancer or its treatment who do not require frequent (e.g. weekly) opioid dosage escalation. We initiated our U.S. commercialization activities for Movantik® in April 2020.

Movantik® received FDA approval on September 16, 2014, for the treatment of OIC in adult patients with chronic non-cancer pain. Its label was later updated to include patients with chronic pain related to prior cancer or its treatment who do not require frequent (e.g. weekly) opioid dosage escalation. In the AstraZeneca License Agreement, we agreed to assume responsibility for completing any postmarketing requirements or commitments that may be required to retain approval. Accordingly, we will be required to continue the postmarketing observational epidemiologic study to evaluate the major adverse cardiovascular events (MACE) of Movantik®.

In August 2020, we announced that we had replaced the 2015 Movantik® co-commercialization agreement with Daiichi Sankyo, Inc. (assigned under the agreement with AstraZeneca), with a new royalty-bearing agreement. Under the terms of the new agreement, we bear all responsibilities and costs for commercializing Movantik® in the U.S. During the term of the new agreement, we pay Daiichi Sankyo a mid-teen royalty rate on net sales of Movantik® in the U.S., in addition to three annual lump sum payments, starting in the fourth quarter of 2021 and ending in 2023.

In July 2020, we amended the AstraZeneca License Agreement, whereby the parties agreed to postpone the non-contingent payment of $15.0 million by us to December 2021 and to increase the amount due by $0.5 million.

In November 2020, we announced the completion of the transition of Movantik® from AstraZeneca.

Talicia® (omeprazole magnesium, amoxicillin, and rifabutin) delayed-release capsules 10 mg/250 mg/12.5 mg

Talicia® is our proprietary drug approved for marketing in the U.S. for the treatment of H. pylori infection in adults. Talicia® is a combination of three approved drug products – omeprazole, which is a proton pump inhibitor (prevents the secretion of hydrogen ions necessary for the digestion of food in the stomach), amoxicillin and rifabutin, which are antibiotics. Talicia® is administered to patients orally.

Talicia® is designed to address the high resistance of H. pylori bacteria to the antibiotics commonly used in current standard-of-care therapies. Talicia®’s approval was supported, in part, by the results of two positive Phase 3 studies in the U.S. for the treatment of H. pylori-positive adult patients complaining of epigastric pain and/or discomfort. The confirmatory Phase 3 study of Talicia® demonstrated 84% eradication of H. pylori infection with Talicia® vs. 58% in the active comparator arm (p<0.0001). Further, in an analysis of data from this study, it was observed that subjects with measurable blood levels of drug at Day 13 had response rates of 90.3% in the Talicia® arm vs. 64.7% in the active comparator arm.

We believe that Talicia® may offer a significant benefit over other currently approved drugs in part because of the resistance profile demonstrated in our Phase 3 program, which showed no bacterial resistance to rifabutin and high resistance to clarithromycin and metronidazole.

Talicia® is the first product we developed that was approved for marketing in the U.S. Talicia® was approved by the FDA on November 1, 2019, and we launched Talicia® in the U.S. in March 2020.

In November 2014, Talicia® was granted QIDP designation by the FDA. Under its QIDP designation, Talicia® is eligible for an additional five years of U.S. market exclusivity, on top of the standard exclusivity period, for a total of eight years of market exclusivity.

In December 2020, we announced that we had further increased unrestricted national and regional commercial coverage of Talicia® in the U.S. to extend to over 70% of commercial lives and more than 167 million Americans.

Aemcolo®

Aemcolo®, containing 194 mg of rifamycin, is an orally administered, minimally absorbed antibiotic that is delivered to the colon, approved by the FDA in 2018 for the treatment of travelers’ diarrhea caused by non-invasive strains of E. coli in adults (“Travelers’ Diarrhea”). In October 2019, we entered into a license agreement with a wholly-owned subsidiary of Cosmo Pharmaceuticals N.V. (“Cosmo”) pursuant to which we were granted exclusive rights to commercialize Aemcolo® in the U.S. In December 2019, we launched the commercialization of Aemcolo® in the U.S.

Aemcolo® received FDA approval on November 16, 2018, for the treatment of travelers’ diarrhea caused by noninvasive strains of Escherichia coli in adults. Cosmo transferred the Aemcolo® New Drug Application (NDA) and the IND to RedHill Biopharma Inc., which were accepted on November 27, 2019. This acceptance also includes a commitment to complete any postmarketing requirements or commitments related to the NDA. There are two pediatric studies that are required to be completed to satisfy the PREA requirements and also with required milestone dates:

•
Conduct a randomized, placebo-controlled study to evaluate the safety, tolerability, and efficacy of Aemcolo® (rifamycin) for the treatment of travelers’ diarrhea in children from 6 to 11 years of age.

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Conduct a randomized, placebo-controlled study to evaluate the safety, tolerability, and efficacy of Aemcolo® (rifamycin) for the treatment of travelers’ diarrhea in children from 12 to 17 years of age.

In October 2017, the FDA granted QIDP and Fast Track designations for Aemcolo®. With the QIDP designation, intended for antibacterial or antifungal drugs that treat serious or life-threatening infections, together with new chemical entity (NCE) designation, Aemcolo® enjoys marketing exclusivity until 2028. Due to the significant decrease in travel as a result of the pandemic, the travelers’ diarrhea market has been significantly impacted, and we have not generated meaningful revenues from the sale of Aemcolo®. We do not expect Aemcolo® to generate meaningful revenues until U.S. international travel returns to pre-COVID-19 pandemic levels, if at all, and there can be no assurance that we will generate meaningful revenues upon return of U.S. international travel to pre-pandemic levels.

We continue to pursue the acquisition of additional commercial products, including, without limitation, through licensing or promotion transaction, asset purchase, joint venture with, acquisition of, or merger with or other business combination with, companies with rights to commercial GI and other relevant assets and are continuously working to expand U.S.-managed care access and coverage to our commercial products, where appropriate. We plan to pursue such opportunities in the U.S. and, if available, in other jurisdictions; however, we intend to focus our commercial activities in the U.S.

Recent Developments on our Therapeutic Product Candidates

RHB‑204

RHB‑204 is a patented fixed-dose oral capsule containing a combination of three antibiotics developed for the treatment of pulmonary nontuberculous mycobacteria (NTM) disease caused by Mycobacterium avium Complex (MAC). Each capsule contains clarithromycin, clofazimine, and rifabutin, at doses distinct from RHB‑104.

In November 2020, we initiated our Phase 3 study to evaluate the efficacy and safety of RHB-204 in adults with NTM disease caused by MAC infection. This multi-center, randomized, double-blind, two-part, placebo-controlled, parallel-group Phase 3 study is planned to be conducted at up to 40 sites across the United States. Study endpoints include sputum culture conversion at month six of treatment with RHB-204, compared to placebo and patient-reported outcomes, including improvements in physical functioning, respiratory symptoms and fatigue. In January 2017, we announced that RHB‑204 had been granted QIDP designation by the FDA for the treatment of pulmonary NTM disease, including eligibility for Priority Review, Accelerated Approval and an extended market exclusivity period, if approved for marketing in the U.S. In October 2020, we announced that the FDA granted RHB-204 Orphan Drug Designation which together with the QIDP designation will extend U.S. market exclusivity to a total of 12 years, if RHB-204 is approved by the FDA. In January 2021 we announced that the FDA granted RHB-204 Fast Track designation, allowing RedHill access to early and frequent communications with the FDA, to expedite the RHB-204 development program, and to a rolling review of an NDA.

RHB-107

RHB-107 (formerly Mesupron) (INN: upamostat) is a proprietary, first-in-class, orally- administered potent inhibitor of several serine proteases. We are developing this investigational new drug as a potential treatment for symptomatic COVID-19 patients that do not require hospitalization. In addition, RHB-107 has potential in targeting cancer, inflammatory lung diseases and gastrointestinal diseases. In November 2020 we announced that the FDA had cleared our IND application for a U.S. Phase 2/3 study evaluating RHB-107 in patients with symptomatic COVID-19 who do not require hospitalization. In December 2020, we submitted an amendment to the protocol for that trial, addressing FDA comments. In February 2021, we announced that the first patient had been dosed in the study. This multicenter, randomized, double-blind, placebo-controlled, parallel-group study will evaluate the safety and efficacy of RHB-107. The first part of the study is designed for dose selection and is planned to enroll 60 patients. The second part of the study is planned to enroll 250 patients and will evaluate time to sustained recovery from illness as the primary endpoint. Each patient will be tested for specific viral strain. Several secondary and exploratory endpoints will also be assessed.

In September 2020 we announced that RHB-107 was studied in a 3D tissue model of human bronchial epithelial cells (EpiAirway™) which morphologically and functionally resembles the human airway and is similar to the model used to discover SARS-CoV-2. The study was designed to evaluate the in vitro efficacy of RHB-107 in inhibiting SARS-CoV-2 infection and included a positive control of camostat. Results from the study demonstrated potent inhibition of SARS-CoV-2 viral replication.

Licensing and Manufacturing Terms with Cosmo Pharmaceuticals

On August 12, 2020, we entered into a binding term sheet with Cosmo for an exclusive licensing and manufacturing agreement for multiple products. Since then, we and Cosmo have renegotiated the scope and terms of the collaboration, and in lieu of the terms of the term-sheet we have entered into three manufacturing agreements with respect to Movantik®, RHB-204 and opaganib.

On January 11, 2021 Cosmo announced that it had successfully completed a Phase 2 Proof of Concept (“POC”) clinical trial of Rifamycin-MMX 600mg in patients with diarrhea-predominant irritable bowel syndrome (“IBS-D”). As part of our Exclusive License Agreement of October 2019 with Cosmo for the U.S. rights to Aemcolo®  (rifamycin), we maintain certain rights, including a right of first refusal, in relation to Rifamycin-MMX 600mg in the U.S. Cosmo reported that results of the Phase 2 POC study show the achievement of statistical significance in all the study populations (intent-to-treat, full analysis study, modified full analysis study and per protocol) for the composite primary endpoint (substantial pain and diarrhea decrease) [OR 3.26 (1.39 – 7.67); p-value 0.0066] and for most secondary endpoints such as adequate relief of IBS-related symptoms [OR 2.18 (1.12 – 4.26); p-value 0.0227] and IBS-related bloating at the end of treatment period [OR 2.13 (1.11 – 4.07); p-value 0.0223].

COVID-19 Impact on our Business

In an effort to contain and mitigate the spread of COVID-19, many countries around the world, including the U.S. and Israel, have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus and closed non-essential businesses and offices, and as of the date of this prospectus supplement, many local jurisdictions continue to have such restrictions in place. As many local jurisdictions continue to have such restrictions in place, our ability to continue to operate our business may also be limited. Such events may result in a period of office closures, business, supply and drug product manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations. Moreover, the COVID-19 pandemic may further divert the attention and efforts of the medical community to coping with COVID-19 and disrupt the marketplace in which we operate and may have a material adverse effect on our operations. In addition, SARS-CoV-2 infections of our employees may cause disruption to our operations.

To date, the financial impact on our business has been moderate, and we have put in place a comprehensive alternative commercial strategy to support our growth initiatives while adhering to government and health regulatory guidelines. Additionally, to date, there have been no significant disruptions to our supply chain, and we currently have sufficient supply of commercial products on hand to meet U.S. commercial demand. However, we have experienced decreased commercial activities which have affected the sales of some of our commercial products due to slower initiation of certain promotional activities associated with a significant decrease in in-clinic patient visits, tests and treatments and the impact on our sales force’s ability to engage with healthcare providers in an in-person setting, cancellation of events such as industry conferences and limited local and international travel. The ability to successfully commercialize Talicia® depends on in-clinic patient visits and the availability of diagnostics, both of which has have been negatively affected by the pandemic. In addition, the COVID-19 pandemic has adversely affected and may continue to adversely affect our clinical and pre-clinical trials, including our ability to initiate and complete our clinical and pre-clinical trials within the anticipated timelines, and delays or difficulties in enrolling patients in our clinical trials and recruiting clinical site investigators and clinical site staff. For example, initiation of our Phase 3 study with RHB-204 in pulmonary NTM infections was deferred by two quarters to the fourth quarter of 2020. In addition, we may be unable to meet the timelines and milestones established for the contemplated postmarketing studies we are required to conduct for Aemcolo®, in which case we could be subject to FDA enforcement actions and civil monetary penalties, among others, unless the FDA agrees to an extension of the timelines and milestones. Moreover, the significant decrease in travel has significantly reduced the demand and sales of Aemcolo® for travelers’ diarrhea.

Assessment of the complete extent of the impact of COVID-19 on our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The continuation of the COVID-19 pandemic could materially disrupt our business and operations and have an adverse effect on the global markets and global economy generally, including on the availability and cost of employees, resources, materials, manufacturing and delivery efforts, and other aspects of the economy.

Expanded Access Program (EAP)

We have adopted an Expanded Access Program (“EAP”), allowing patients with life-threatening diseases potential access to our investigational new drugs that have not yet received regulatory marketing approval. Expanded access (sometimes referred to as “compassionate use”) is possible outside of our clinical trials, under certain eligibility criteria, when a certain investigational new drug is needed to treat a life-threatening condition and when there is some clinical evidence suggesting that the drug might be effective for that condition. Patients who qualify for our EAP do not meet the eligibility criteria or are incapable of participating in our clinical trials for such therapeutic candidate or there is no clinical trial accessible to such patients. Following the adoption of the program, we continue to receive patient requests to obtain access to our investigational drugs. Subject to the evaluation of eligibility and all other necessary regulatory, reporting and other conditions and approvals required in all relevant jurisdictions, we provide certain patients with an investigational new drug under the EAP.

Preliminary Estimated Financial Results for the Quarter Ended December 31, 2020, and as of December 31, 2020

Our preliminary estimated net revenues for the quarter ended December 31, 2020, are expected to be in the range of approximately $21 million to $23 million, including net revenues attributable to sales of Movantik® and Talicia® of approximately $20 million and $2 million, respectively. As of December 31, 2020, and February 15, 2021, our cash, cash equivalents, short-term investments and restricted cash are estimated to be approximately $46 million and approximately $66 million, respectively. Our restricted cash as of December 31, 2020 and February 15, 2021, was $16 million as required by our credit agreement with HCR Collateral Management, LLC.

The preliminary estimates above represent the most current information available to our management and do not present all necessary information for an understanding of our financial condition as of and the results of operations for the period ended December 31, 2020, or as of December 31, 2020 or February 15, 2021. We are currently preparing our financial results for the period ended December 31, 2020. There is no assurance that our net revenues for the period ended December 31, 2020, the estimated increase in gross revenue from Movantik, or our cash, cash equivalents, short-term investments and restricted cash as of December 31, 2020, to be reported in our financial statements, when finalized and audited, will not differ from the preliminary estimates provided. Any such differences could be material, and accordingly, prospective investors should not place undue reliance on these estimates.

The preliminary financial data included in this document has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, has not audited, reviewed, compiled or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, Kesselman & Kesselman does not express an opinion or any other form of assurance with respect thereto. These are preliminary estimates which should not be regarded as a representation by us, our management, or Wainwright as to our actual results for the quarter and year ended December 31, 2020.

January 2021 Underwritten Offering

On January 14, 2021, we closed an underwritten offering of 3,188,776 ADSs at a public offering price of $7.84 per share, for total net proceeds of $23.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with the offering.

Recent Developments

On February 22, 2021, Aether Therapeutics Inc., filed a complaint against us in the United States District Court for the District of Delaware. We refer to this matter as the Aether Litigation. The complaint asserts that our marketing of the Movantik® product infringes U.S. Patent Nos. 6,713,488, 8,748,448, 8,883,817 and 9,061,024 held by Aether Therapeutics Inc., or the Aether Patents. Aether has asserted the Aether Patents against other entities previously involved in the marketing of the Movantik® product. The complaint requests customary remedies for patent infringement, including (i) a judgment that we have infringed, contributed to and induced infringement of the Aether patents, (ii) damages, (iii) attorneys’ fees and (iv) costs and expenses. We intend to vigorously defend ourselves against these claims.  Given the early stage of the Aether litigation, we are unable to predict the likelihood of success of the claims of Aether Therapeutics Inc. against us or to quantify any risk of loss. The Aether Litigation could last for an extended period of time and require us to dedicate significant financial resources and management resources to our defense.  An adverse ruling against us could materially and adversely affect our business, financial position, results of operations or cash flows and could also result in reputational harm.  Even if we are successful in defending against these claims, the Aether Litigation could result in delays in future product developments, reputational harm or other collateral consequences.

Corporate Information

We were incorporated as a limited liability company under the laws of the State of Israel on August 3, 2009. Our principal executive offices are located at 21 Ha’arba’a Street, Tel-Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus. Our registered agent in the U.S. is RedHill Biopharma Inc. The address of RedHill Biopharma Inc. is 8045 Arco Corporate Drive, Raleigh, NC 27617, U.S.A.

THE OFFERING

ADSs Offered by us in the offering	ADSs representing Ordinary Shares.

Total Ordinary Shares outstanding immediately after this offering	Ordinary Shares (or Ordinary Shares if Wainwright exercises its option to purchase additional ADSs in full).
Option to purchase additional ADSs	We have granted Wainwright an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional ADSs from us.

The ADSs
Each ADS represents 10 Ordinary Shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, or its nominee, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement, dated as of December 26, 2012, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on December 6, 2012.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary for cancellation and withdrawal of the Ordinary Shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

You should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus and the Deposit Agreement to better understand the terms of the ADSs.

Use of Proceeds
We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, to fund our clinical development programs, commercialization activities and for acquisitions and general corporate purposes. See “Use of Proceeds.”

Risk Factors
Before deciding to invest in the ADSs, you should carefully consider the risks related to our business, the offering, the ADSs and our Ordinary Shares, and our location in Israel. See “Risk Factors” on page S-13 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Depositary	The Bank of New York Mellon

The number of Ordinary Shares to be outstanding immediately after the offering, as shown above, is based on 374,736,828 Ordinary Shares outstanding as of September 30, 2020. As of September 30, 2020, we had 54,503,640 Ordinary Shares issuable upon the exercise of outstanding options to purchase 54,503,640 Ordinary Shares at a weighted average exercise price of $0.91 per share (equivalent to 5,450,364 ADSs at a weighted average exercise price of $9.07 per ADS), of which options to purchase 432,983 ADSs were exercised subsequent to September 30, 2020 and through February 26, 2021. The number of Ordinary Shares to be outstanding immediately after the offering does not include Ordinary Shares issuable upon options that currently remain outstanding but includes the following ADSs issued subsequent to September 30, 2020, (i) an aggregate of 924,463 ADSs sold under our “at-the-market” equity offering program, (ii) 3,188,776 ADSs sold in connection with our underwritten offering completed in January 2021 and (iii) an aggregate of 432,983 ADSs issued upon exercise of options through February 26, 2021.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities and assumes no exercise of the outstanding options described above. Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of Wainwright’s option to purchase additional ADSs.

RISK FACTORS

You should carefully consider the risks described below and in our annual report on Form 20-F for the year ended December 31, 2019, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Development of COVID-19 Therapy and COVID-19 Impact on Our Business

Our pursuit of treatments for SARS-CoV-2 infection in patients entails a high level of uncertainty. We have conducted limited testing of opaganib and RHB-107 and cannot assure you that either of them will prove to be a safe and effective treatment for COVID-19 or will be approved for marketing or Emergency Use Authorization by the FDA or other regulatory authorities.

In response to the global pandemic of COVID-19, we are pursuing the study of opaganib and RHB-107 as potential treatments for COVID-19. With the exception of recent limited compassionate use with opaganib, neither opaganib nor RHB-107 has previously been tested as a treatment in human patients with viral infections including for SARS-CoV-2 infection (the virus that causes COVID-19). Therefore, we cannot predict the efficacy of opaganib or RHB-107, and we may be unable to provide a treatment that successfully treats COVID-19 and/or its symptoms in a timely manner, if at all. Furthermore, even if we successfully develop a viable therapeutic candidate, we may encounter difficulties developing and scaling up manufacturing processes suitable for production of sufficient supply for our clinical trials or for commercial use. We are also committing financial resources and personnel to the development of opaganib and RHB-107 as potential treatments for COVID-19, which may cause delays in or otherwise negatively impact our other development programs, despite uncertainties surrounding the longevity and extent of COVID-19 as a global health concern. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate or against which our potential treatments, if developed, may not be partially or fully effective.

Further, we may take a decision to discontinue the study of opaganib and RHB-107 as potential treatments for COVID-19 for any reason, including if additional parties are successful in developing a more effective treatment or vaccine for COVID-19 or if the pandemic is effectively contained or the risk of SARS-CoV-2 infection is diminished or eliminated or if other market or business conditions and considerations support such discontinuation before we can successfully complete clinical development and obtain regulatory approval of opaganib or RHB-107 as a treatment for SARS-CoV-2 infection. We may be unable to recoup any costs we incur in the evaluation of opaganib and RHB-107 for SARS-CoV-2 infection and we may never recognize any revenue from the sale of opaganib or RHB-107 to treat COVID-19, even if we do receive one or more regulatory approvals.

Furthermore, the biotechnology sector is highly competitive and there are numerous companies that are currently pursuing a treatment for COVID-19 and vaccine for SARS-CoV-2. In particular, there are efforts by public and private entities to develop additional treatments or vaccines as fast as possible. To date, the FDA and other world health regulators have authorized emergency use of a number of SARS-CoV-2 vaccines. Other entities have or we expect will announce positive results from clinical trials for additional SARS-CoV-2 vaccine candidates. In addition, to date, there have been several drugs authorized for emergency use in treating COVID-19 patients. These and other public and private entities may develop treatments that are more effective than any we may develop, may develop a COVID-19 treatment that becomes the standard-of-care or at a lower cost or earlier than we are able to, or may be more successful at commercializing their product, which will reduce or eliminate the commercial opportunity for our therapeutic candidates. Many of these other organizations are much larger than we are and have access to larger pools of capital, including government grants and support, and broader manufacturing infrastructure. It is possible that the FDA or Secretary of the Department of Health and Human Services may stop accepting applications for emergency use authorization in connection with COVID-19 or will not accept or decline our applications, if submitted. Even if we do obtain emergency use authorization for our COVID-19 therapeutic candidate, such authorization will only be effective as long as the public health emergency continues, and the Secretary of the Department of Health and Human Services may declare an end to such emergency at any time. Finally, if the pandemic ends or becomes manageable and as COVID-19 treatments become more available, patient accruals for clinical trials will likely become more difficult, which will have a material adverse effect on our ability to complete the development of our COVID-19 therapeutic candidates. There are a number of uncertainties and risks associated with our development of a COVID-19 therapeutic candidates, and we cannot guarantee success or profitability and may, instead, face financial and operational hardship as a result of this pursuit.

Government involvement may limit the commercial success of our COVID-19 therapeutic candidate.

The COVID-19 pandemic has been classified as a pandemic by public health authorities, and it is possible that one or more government entities may take actions that directly or indirectly have the effect of abrogating some of our rights or opportunities. If we were to develop an anti-viral therapeutic to COVID-19, the economic value of such therapeutic to us could be limited.

Separately, various government entities, including the U.S. and other governments, are offering incentives, such as those we received, grants and contracts to encourage additional investment by commercial organizations into preventative and therapeutic agents against COVID-19, which may have the effect of increasing the number of competitors and/or providing advantages to competitors. Accordingly, there can be no assurance that we will be able to successfully establish a competitive market share for our COVID-19 candidates.

If we are successful in developing a COVID-19 therapeutic, we may need to devote significant resources to our manufacturing scale-up and large-scale deployment, including for use by the U.S. or other governments.  If one of our COVID-19 therapeutic candidates is approved for marketing we may also need to devote significant resources to further expand our sales and marketing activities and increase or maintain personnel to accommodate sales.

In the event that the clinical studies of opaganib and/or RHB-107 as a COVID-19 therapeutic candidate are perceived to be successful, we may need to work toward the large scale manufacturing scale-up and larger-scale deployment of the potential therapeutic through a variety of U.S. government mechanisms such as an Expanded Access Program or an Emergency Use Authorization program. In this case, we may need to devote significant resources to this program, which would require diversion of resources from our other programs. In addition, since the path to licensure of any COVID-19 therapeutic is unclear, if use of the therapeutic is mandated by the U.S. or other government, we may have a widely used therapeutic in circulation in the U.S. or any other country prior to our full validation of the overall long-term safety and efficacy profile of our therapeutic. Unexpected safety issues in these circumstances could lead to significant reputational damage for us and our therapeutic candidates going forward and other issues, including delays in our other programs, the need for re-design of our clinical trials and the need for significant additional financial resources.

In addition, in the event one of our COVID-19 therapeutic candidates is approved for marketing we may also need to further expand our sales and marketing activities and increase or maintain personnel to accommodate sales.  In this case, we may need to devote significant additional resources to this program, which would require diversion of additional resources from our other programs.

Since the beginning of 2020, we have entered into several collaborations with leading manufacturers, including with U.S.-based partners to expand manufacturing capacity of opaganib for COVID-19 in preparation for potential emergency use applications and to gradually meet subsequent large-scale demand and distribution that could follow potential emergency use authorization and/or full marketing approval, if at all. Short-term capacity for finished drug product is anticipated to be 155,000 patient treatments as we work to continue to build up larger initial annual scale manufacturing capacity to treat an estimated 2.8 million patients. We cannot guarantee that our ongoing efforts in relation to the drug candidates or their manufacturing, including the scale-up of manufacturing, will be successful or that we will be able to supply the potential demand for opaganib for COVID-19 that could follow potential emergency use authorization and/or full marketing approval, if at all. The exercise of certain “march-in” rights by the U.S. government may also adversely affect our ability to supply sufficient quantities of opaganib. See “⸻The development of opaganib has been supported by government-funded programs and thus may be subject to federal regulations such as “march-in” rights and certain reporting requirements, and compliance with such regulations may limit our exclusive rights and our ability to contract with manufacturers” below.

The development of opaganib has been supported by government-funded programs and thus may be subject to federal regulations such as “march-in” rights and certain reporting requirements, and compliance with such regulations may limit our exclusive rights and our ability to contract with manufacturers.

Our intellectual property rights to opaganib, which we in-licensed from Apogee, have been generated through the use of U.S. federal and state government funding and are therefore subject to certain federal regulations. As a result, the U.S. government may have certain rights to intellectual property embodied in opaganib pursuant to the Bayh-Dole Act of 1980, or the Bayh-Dole Act. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that (i) adequate steps have not been taken to commercialize the invention, (ii) government action is necessary to meet public health or safety needs or (iii) government action is necessary to meet requirements for public use under federal regulations (also collectively referred to as “march-in rights”). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. These rights of the government may affect us even though the U.S. government has not previously contacted us with respect to these intellectual property rights. Any exercise by the government of such rights could harm our competitive position, business, financial condition, results of operations and prospects. Intellectual property generated under a government-funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources.

In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the U.S. The manufacturing preference requirement can be waived if the owner of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the U.S. or that under the circumstances domestic manufacture is not commercially feasible. This preference for having products covered by such intellectual property be substantially manufactured in the U.S. may limit our ability to contract with non-U.S. product manufacturers or even U.S. product manufacturers whose manufacturing capacity is offshore.

The ongoing COVID-19 pandemic may adversely affect our business, revenues, results of operations and financial condition.

Outbreaks of epidemic, pandemic or contagious diseases, such as COVID-19, may adversely affect our business, revenues, financial condition and results of operations. In March 2020, the World Health Organization declared the outbreak of SARS-CoV-2 a global pandemic, and the global spread of the novel coronavirus resulted in government-imposed quarantines, travel restrictions and other public health safety measures in the United States, Israel, and other affected countries. The various precautionary measures taken by many governmental authorities around the world in order to limit the spread of SARS-CoV-2 have and may continue to have an adverse effect on the global markets and its economy and demand for pharmaceutical products, including on the availability and pricing of employees, resources, materials, manufacturing and delivery efforts and other aspects of the global economy. The spread of this pandemic has caused significant volatility and uncertainty in U.S. and international markets and has resulted in increased risks to our operations.

Specifically, we are monitoring a number of risks that have or may affect our business related to this pandemic, including the following:

• Commercial Operations: An extended pandemic could have a material adverse effect on sales of our commercial products. We have experienced decreased commercial activities, which have affected the sales of some of our commercial products due to slower initiation of some promotional activities associated with a significant decrease in in-clinic patient visits, tests and treatments and the impact on our sales force’s ability to engage with healthcare providers in an in-person setting, cancellation of events such as industry conferences and limited local and international travel. In addition, there may be a negative impact on our business as a result of COVID-19 within our commercial organization, including our sales force. The ability to successfully commercialize Talicia® depends on in-clinic patient visits and the availability of diagnostics, both of which have been negatively affected by the pandemic. In addition, the significant decrease in travel has significantly reduced the demand and sales of Aemcolo® for travelers’ diarrhea. We expect the decreased level of demand and sales of Aemcolo® to continue over the coming quarters due to the effects of the pandemic.

•  Supply Chain: An extended duration of this pandemic could result in broad supply disruptions and difficulty in finding alternative sources in the future which may adversely affect our ability to distribute certain of our commercial products for commercial supply and our therapeutic candidates for clinical supply. For example, quarantines, shelter-in-place and similar government orders, travel restrictions and health impacts of the COVID-19 pandemic could impact the availability or productivity of personnel at third-party manufacturers, distributors, freight carriers and other necessary components of our supply chain. In addition, there may be unfavorable changes in the availability or cost of raw materials, intermediates and other materials necessary for production, which may result in disruptions in our supply chain;

•  Clinical Trials: The pandemic has adversely affected and may continue to adversely affect our clinical and preclinical trials, including our ability to initiate and complete our clinical and preclinical trials within the anticipated timelines, and delays or difficulties in enrolling patients in our clinical trials and recruiting clinical site investigators and clinical site staff. Interruption of key clinical trial activities, such as clinical trial site data monitoring, due to limitations on travel imposed or recommended by government officials or entities, employers and others or interruption of clinical trial patient visits and study procedures (particularly any procedures that may be deemed non-essential), may impact the completeness of clinical trial data and clinical study endpoints. The current pressure on medical systems and the prioritization of healthcare resources toward the COVID-19 pandemic have also resulted in interruptions in data collection and submissions for certain clinical trials and delayed starts for certain planned studies. As a result, our anticipated filing and marketing timelines may be adversely impacted. For example, the initiation of the Phase 3 study with RHB-204 in first-line pulmonary NTM infections was deferred by two quarters to the fourth quarter of 2020.

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In addition, we may be unable to meet the timelines and milestones established for the contemplated postmarketing studies we are required to conduct for Aemcolo®, in which case we could be subject to FDA enforcement actions and civil monetary penalties, among others, unless the FDA agrees to an extension of the timelines and milestones.

Our clinical trials can also be adversely affected by the reduction or diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trial. Any delays or interruption of our clinical trials could have an adverse effect on our development efforts of our therapeutic candidates, and failure to fulfill any postmarketing commitments could subject us to FDA enforcement actions or result in our breach of certain license agreements and cause us to lose our rights thereunder.

•  Regulatory Reviews: The operations of the FDA or other regulatory agencies may be adversely affected. We may also experience delays in necessary interactions with regulatory authorities around the world, including with respect to any anticipated filings.

Additionally, because our corporate headquarters are in Israel while our commercial office is in the U.S., there is additional risk in our ability as a company to control the activities occurring in the U.S., due to the geographic separation within our company.

Assessment of the complete extent of the impact of COVID-19 on our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The continuation of the COVID-19 pandemic could materially disrupt our business and operations and have an adverse effect on the global markets and global economy generally, including on the availability and cost of employees, resources, materials, manufacturing and delivery efforts, and other aspects of the economy.

Risks Related to Intellectual Property

Legal proceedings or third-party claims of intellectual property infringement and other challenges may require us to spend substantial time and money and could prevent us from developing or commercializing any of our commercial products and our therapeutic candidates.

The development, manufacture, use, offer for sale, sale or importation of any of our commercial products or any of our therapeutic candidates may infringe on the claims of third-party patents or other intellectual property rights. Patentability, invalidity, freedom-to-operate or other opinions may be required to determine the scope and validity of third-party proprietary rights. The nature of claims contained in unpublished patent filings around the world is unknown to us and it is not possible to know which countries patent holders may choose for an extension of their filings under the Patent Cooperation Treaty or other mechanisms. We may also be subject to claims based on the actions of employees and consultants with respect to the usage or disclosure of intellectual property learned at other employers. The cost to us of any intellectual property litigation or other infringement proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation or defense of intellectual property litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Intellectual property litigation and other proceedings may also absorb significant management time. Consequently, we are unable to guarantee that we will be able to manufacture, use, offer for sale, sell or import any of our commercial products or of our therapeutic candidates in the event of an infringement action.

In the event of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which could potentially limit our competitive advantage. Ultimately, we could be prevented from commercializing a therapeutic candidate and any products that we may commercialize or promote or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement or other claims, we are unable to enter into licenses on acceptable terms. This inability to enter into licenses or the ability to exclude others using proprietary rights could have a material adverse effect on our reputation, business, financial condition or results of operations.

On February 22, 2021, Aether Therapeutics Inc., filed a complaint against us in the United States District Court for the District of Delaware, alleging that our marketing of the Movantik® product infringes the Aether Patents. Aether has asserted the Aether Patents against other entities previously involved in the marketing of the Movantik® product. Given the early stage of the Aether litigation, we are unable to predict the likelihood of success of the claims of Aether Therapeutics Inc. against us or to quantify any risk of loss. The Aether Litigation could last for an extended period of time and require us to dedicate significant financial resources and management resources to our defense. An adverse ruling against us could materially and adversely affect our business, financial position, results of operations or cash flows and could also result in reputational harm. Even if we are successful in defending against these claims, the Aether Litigation could result in delays in future product developments, reputational harm or other collateral consequences.

Risks Related to Our Business

We have a history of operating losses. We may continue to incur significant losses in the coming years.

From our incorporation in 2009, we focused primarily on the development and acquisition of late-stage clinical therapeutic candidates, and since we established our commercial presence in the U.S., we have focused primarily on the acquisition and commercialization or promotion of products in the U.S. Following the launch of Talicia® in the first quarter of 2020 in the U.S. and the acquisition of Movantik® in April 2020, we have recorded meaningful revenues from our products; however, there is no assurance that we will be able to generate substantial positive cash flow or be profitable in the future.

We plan to further fund our future operations through commercialization and out-licensing of our therapeutic candidates, commercialization of in-licensed or acquired products and raising additional capital through equity or debt financing or through non-dilutive financing. Our current cash resources are not sufficient to complete the research and development of all of our therapeutic candidates and to fully support our commercial operations until generation of sustainable positive cash flows. We expect that we will incur additional losses as we continue to focus our resources on advancing the development of our therapeutic candidates, as well as advancing our commercial operations, based on a prioritized plan that may result in negative cash flows from operating activities.

Most of our therapeutic candidates are in late-stage clinical development. All of our therapeutic candidates will require additional clinical trials before we can obtain the regulatory approvals in order to initiate commercial sales of them, if at all. We have incurred losses since inception, principally as a result of research and development, selling, marketing, and business development, and general and administrative expenses in support of our operations. We experienced net losses of approximately $42.3 million in 2019, $38.8 million in 2018, and $45.5 million in 2017. As of September 30, 2020, we had an accumulated deficit of approximately $257.1 million. Our ability to generate sufficient revenues to sustain our business operations in accordance with our plan and to achieve profitability depends mainly upon our ability, alone or with others, to successfully commercialize or promote our current commercial products and products that we may acquire or for which we may acquire commercialization rights in the future, develop our therapeutic candidates, obtain the required regulatory approvals in various territories. We may be unable to achieve any or all of these goals with regard to our current commercial products, our therapeutic candidates or products we may commercialize or promote in the future. As a result, we may never achieve sufficient revenues to sustain our business operations in accordance with our plan or be profitable.

If we are unable to successfully continue the commercialization of Movantik® and Talicia®, our business and results of operations will suffer.

In 2020, we undertook efforts to expand our product portfolio, including the acquisition of certain rights to promote Movantik®, and the launch of Talicia®, as a result of which our commercial portfolio is significantly larger than it was previously. A significant portion of the revenues generated in the nine-month period ended September 30, 2020, was attributable to revenues from Movantik®, and we expect our future success will significantly depend upon our ability to successfully commercialize Movantik® and Talicia®. In addition, there can be no guarantee that we will be able to establish our own manufacturing capabilities, including through third parties, in order to continue the successful commercialization of Movantik® and Talicia®. Our success depends on obtaining reimbursement to patients for our products and there is no guarantee we will be able to secure commercial or government coverage for any of our products. There is significant pressure within the U.S. healthcare reimbursement system to reduce costs of prescription drugs which could adversely affect us. In addition, in the case of Movantik®, we face competitive pressures from other drugs in the PAMORA class as well as non-PAMORA alternatives. Our management team could face further challenges in effectively and collaboratively working with AstraZeneca (as well as Nektar Therapeutics, the originator of Movantik®, in accordance with the terms of the AstraZeneca License Agreement. In order to support our growing development product portfolio, we will need to achieve revenues from sales of Movantik® and Talicia® consistent with our business expectations, which may prove more difficult than currently expected. Our reputation, business, financial condition and results of operations may be materially adversely affected by any failure to meet such expectations.

Risks Related to the ADSs

The market price of the ADSs is subject to fluctuation, which could result in substantial losses by our investors. The COVID-19 pandemic has resulted in significant financial market volatility, and its impact on the global economy remains uncertain. A continuation or worsening of the pandemic could have a material adverse impact on the market price of the ADSs. This may affect the ability of our investors to sell their ADSs, and the value of an investment in the ADSs may decline.

The stock market in general and the market price of the ADSs on the Nasdaq, in particular, are subject to fluctuation, and changes in the price of our securities may be unrelated to our operating performance. The market price of the ADSs on the Nasdaq have fluctuated in the past, and we expect they will continue to do so. The market price of the ADSs is and will be subject to a number of factors, including but not limited to:

•	our ability to execute our business plan, including commercialization of our current and future commercial products;
•	announcements of technological innovations or new therapeutic candidates or new products approved for marketing by us or others;
•	announcements by us of significant acquisitions, strategic partnerships, in-licensing, out-licensing, joint ventures or capital commitments;
•	our ability to comply with the various covenants under our credit agreement with HCR Collateral Management, LLC;
•	expiration or terminations of licenses, research contracts or other commercialization or development agreements;
•	public concern as to the safety of drugs we, our commercialization or development partners or others market or develop;
•	the volatility of market prices for shares of biopharmaceutical companies generally;
•	success or failure of research and development projects;
•	departure of or major events adversely affecting key personnel;
•	developments concerning intellectual property rights or regulatory approvals;
•	variations in our and our competitors’ results of operations;
•	changes in earnings estimates or recommendations by securities analysts, if the ADSs are covered by analysts;
•	changes in government regulations or patent proceedings and decisions;
•	developments by our development or commercialization partners; and
•	general market conditions, geopolitical conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of the ADSs and result in substantial losses by our investors.

Additionally, market prices for securities of biotechnology and pharmaceutical companies historically have been very volatile. The market for these securities has from time to time, experienced significant price and volume fluctuations for reasons unrelated to the operating performance of any one company. The COVID-19 pandemic has resulted in significant financial market volatility and uncertainty. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of the ADSs. In the past, following periods of market volatility, shareholders have often instituted securities class action litigation and derivative actions. If we were involved in securities or other litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful.

U.S. holders of ADSs may suffer adverse tax consequences if we were characterized as a passive foreign investment company.

Based on the current composition of our gross income and assets and on reasonable assumptions and projections, we believe we will not be treated as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes for 2021. However, there can be no assurance that this will be the case in 2021 or in future taxable years. If we were characterized as a PFIC, U.S. holders of the ADSs may suffer adverse tax consequences. Generally, gains realized on the sale of the ADSs would be treated as ordinary income, rather than capital gain, the preferential rate otherwise applicable to dividends received in respect of the ADSs by individuals who are U.S. holders would not be available, and interest charges would apply to certain distributions by us and the proceeds from sales of the ADSs.

Risks Related to the Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution in book value of any ADSs you purchase.

Based on the public offering price and the net tangible book value per ADS as of September 30, 2020, because the price per ADS being offered in this offering is substantially higher than the net tangible book value per ADS, you will suffer immediate and substantial dilution in the net tangible book value per ADS you may purchase in this offering. See “Dilution” on page S-21 for a more detailed discussion of the dilution you will incur in connection with this offering.

Future sales of the ADSs, or the perception that future sales may occur, may cause the market price of the ADSs to decline, even if our business is doing well.

Sales by the ADS holders of a substantial number of ADSs in the public market could occur in the future. These sales, or the perception in the market that the holders of a large number of ADSs intend to sell shares, may cause the market price of the ADSs and Ordinary Shares to decline.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs, Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell ADSs, Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADSs holders. The price per share at which we sell additional ADSs, Ordinary Shares or securities convertible or exchangeable into ADSs or Ordinary Shares, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of                    of the ADSs representing       Ordinary Shares in this offering will be approximately $     million, or approximately $           if Wainwright exercises in full its option to purchase          additional ADSs, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our clinical development programs, commercialization activities and for acquisitions and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement that we expect to use the net proceeds from this offering, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the offering price per ADS and our as-adjusted net tangible book value per ADS after this offering.

Our net tangible book value as of September 30, 2020, was approximately $(37.29) million, or approximately $(1.00) per ADS. Net tangible book value represents the amount of our total tangible assets minus total liabilities, net of leases presented as right-of-use assets and lease liabilities. Dilution in net tangible book value per ADS represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the net tangible book value per ADS immediately after this offering.

After giving effect to our (i) sale of an aggregate of 924,463 ADSs subsequent to September 30, 2020, under our existing “at-the-market” equity offering program established pursuant to the sales agreement with SVB Leerink LLC dated July 23, 2019, for total net proceeds of approximately $8.4 million, after commission and expenses, (ii) sale of 3,188,776 ADSs in an underwritten offering completed in January 2021 for total net proceeds of approximately $23.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with the offering and (iii) issuance of an aggregate of 432,983 ADSs upon exercise of options subsequent to September 30, 2020 and through February 26, 2021 for aggregate exercise price of approximately $3.2 million (collectively, the “Post September 30 Issuances”), our pro forma net tangible book value as of September 30, 2020 would have been approximately $(2.60) million, or approximately $(0.06) per ADS.

After giving effect to the Post September 30 Issuances and giving further effect to the sale of       ADSs in this offering at the offering price of $      per ADS and after deducting commissions and estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of September 30, 2020 would have been approximately $      million, or $      per ADS. This represents an immediate increase in net tangible book value of $              per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $          per ADS to purchasers of the ADSs in this offering, as illustrated by the following table:

Public offering price per ADS			$

Net tangible book value per ADS as of September 30, 2020		$(1.00)

Increase in net tangible book value per ADS attributable to the Post September 30 Issuances		$0.94

Pro forma net tangible book value per ADS at September 30, 2020, after giving effect to the Post September 30 Issuances		$(0.06)

Increase in pro forma net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	$

Pro forma as-adjusted net tangible book value per ADS at September 30, 2020 after giving effect to the Post September 30 Issuances and this offering			$

Dilution per ADS to new investors purchasing our ADSs in this offering			$

The above discussion and table are based on 374,736,828 Ordinary Shares outstanding as of September 30, 2020. As of September 30, 2020, we had 54,503,640 Ordinary Shares issuable upon the exercise of outstanding options to purchase 54,503,640 Ordinary Shares at a weighted average exercise price of $0.91 per share (equivalent to 5,450,364 ADSs at a weighted average exercise price of $9.07 per ADS), of which options to purchase 432,983 ADSs were exercised subsequent to September 30, 2020 and through February 26, 2021 and included in the calculation of the pro forma and pro forma as-adjusted information.

The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of our ADSs and other terms of this offering determined at pricing.

If Wainwright exercises in full its option to purchase up to an additional                ADSs, the pro forma as-adjusted net tangible book value after this offering would be $                per ADS, representing an increase in pro forma net tangible book value of $                per ADS to our existing stockholders and immediate dilution in net tangible book value of $                per share to new investors purchasing ADSs in this offering.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of September 30, 2020:

•	on an actual basis;

•	on a pro forma basis, giving effect to the Post September 30 Issuances; and

•
on a pro forma as-adjusted basis to reflect the Post September 30 Issuances and the sale of       ADSs in this offering at a public offering price of $     per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
(In thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted

Total debt (1)	$140,235	$140,235	$
Ordinary shares, par value NIS 0.01 per share	1,025	1,165
Additional paid-in capital	284,806	319,358
Accumulated deficit	(257,085)	(257,085)
Total shareholders’ equity	$28,746	$63,438	$

Total capitalization and indebtedness	$168,981	$203,673	$

(1)
Includes $31.6 million reported as current liabilities, which mainly consist of accounts payable and accrued expenses, and $108.6 million reported as non-current liabilities, which mainly consist of borrowing and payable in respect of intangible assets purchase.

The above discussion and table are based on 374,736,828 Ordinary Shares outstanding as of September 30, 2020. As of September 30, 2020, we had 54,503,640 Ordinary Shares issuable upon the exercise of outstanding options to purchase 54,503,640 Ordinary Shares at a weighted average exercise price of $0.91 per share (equivalent to 5,450,364 ADSs at a weighted average exercise price of $9.07 per ADS), of which options to purchase 432,983 ADSs were exercised subsequent to September 30, 2020 and through February 26, 2021 and included in the calculation of the pro forma and pro forma as-adjusted information.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future.

MATERIAL TAX CONSIDERATIONS

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of our Ordinary Shares or American Depositary Shares (collectively, the “Shares”).

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of our Shares. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation that has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership, and disposition of the Shares, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 23% for the 2020 tax year.

Taxation of Shareholders

Capital Gains

Capital gains tax is imposed on the disposition of capital assets by an Israeli resident and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus”. “Real Gain” is the excess of the total capital gain over Inflationary Surplus generally computed on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposition. Inflationary Surplus is not subject to tax.

Real Gain accrued by individuals on the sale of the Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (23% in 2019 and thereafter), and a marginal tax rate of up to 50% in 2020 for individuals, including an excess tax (as discussed below).

Notwithstanding the foregoing, capital gains generated from the sale of our Shares by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Shares were purchased upon or after the registration of the Shares on the stock exchange (this condition may not apply to shares purchased on or after January 1, 2009) and (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a 25% or more interest in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, the sale of the Shares may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. For example, the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income, or the U.S.-Israel Double Tax Treaty, exempts a U.S. resident (for purposes of the U.S.-Israel Double Tax Treaty) from Israeli capital gain tax in connection with the sale of the Shares, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12-month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel; however, under the U.S.-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Shares, including the purchaser, the Israeli stockbroker or the financial institution through which the Shares are held, are obligated, subject to certain exemptions, to withhold tax upon the sale of Shares at a rate of 25% of the consideration for individuals and corporations.

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advance payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed, and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company to a shareholder who is an Israeli resident individual will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally be exempt from Israeli income tax provided that the income from which such dividend is distributed, derived or accrued within Israel.

Dividends distributed by an Israeli resident company to a non-Israeli resident (either an individual or a corporation) are generally subject to Israeli withholding tax on the receipt of such dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year ((NIS 651,600 for 2020, linked to the Israeli Consumer Price Index) will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israel does not currently impose estate or gift taxes if the Israeli Tax Authority is satisfied that the gift was made in good faith and on condition that the recipient of the gift is not a non-Israeli resident.

Foreign Exchange Regulations

Non-residents of Israel who hold our Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated and may be restored at any time by administrative action.

U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares and ADSs by U.S. Holders, as defined below. This summary addresses solely U.S. Holders who acquire ADSs pursuant to this offering and who hold Ordinary Shares or ADSs, as applicable, as capital assets for tax purposes. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. This summary does not address all U.S. federal income tax matters that may be relevant to a particular holder or all tax considerations that may be relevant with respect to an investment in our Ordinary Shares or ADSs.

This summary does not address tax considerations applicable to a holder of our Ordinary Shares or ADSs that may be subject to special tax rules including, without limitation, the following:

•	dealers or traders in securities, currencies or notional principal contracts;
•	banks, insurance companies and other financial institutions;
•	real estate investment trusts;
•	persons subject to the alternative minimum tax;
•	tax-exempt organizations;
•	traders that have elected mark-to-market accounting;
•	corporations that accumulate earnings to avoid U.S. tax;
•	pension plans;
•	investors that hold the Ordinary Shares or ADSs as part of a “straddle,” “hedge,” or “conversion transaction” with other investments;
•	regulated investment companies;
•	persons that actually or constructively own 10 percent or more of our shares by vote or by value;
•
persons that are treated as partnerships or other pass-through entities for U.S. federal income purposes and persons who hold the Ordinary Shares or ADSs through partnerships or other pass-through entities; and

•	persons whose functional currency is not the U.S. dollars.

This summary does not address the effect of any U.S. federal taxation other than U.S. federal income taxation. In addition, this summary does not include any discussion of state, local, or foreign tax consequences to a holder of our Ordinary Shares or ADSs.

You are urged to consult your own tax advisor regarding the foreign and U.S. federal, state, and local and other tax consequences of an investment in Ordinary Shares or ADSs.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of an Ordinary Share or ADS that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (1) if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal tax purposes holds Ordinary Shares or ADSs, the U.S. federal tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Entities or arrangements that are classified as partnerships for U.S. federal tax purposes and persons holding Ordinary Shares or ADSs through such entities should consult their own tax advisors.

In general, if you hold ADSs, you will be treated as the holder of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying Ordinary Shares represented by those ADSs.

Distributions

Subject to the discussion under “—Passive Foreign Investment Companies” below, the gross amount of any distribution, including the amount of any Israeli taxes withheld from such distribution, see “Material Tax Considerations—Israeli Tax Considerations,” actually or constructively received by a U.S. Holder with respect to an Ordinary Share (or, in the case of an ADS, received by the depositary) will be taxable to the U.S. Holder as foreign-source dividend income to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. A U.S. Holder will not be eligible for any dividends received deduction in respect of the dividends paid by us. Distributions in excess of earnings and profits will be non-taxable to the U.S. Holder to the extent of the U.S. Holder’s adjusted tax basis in its Ordinary Share or ADS. Distributions in excess of such adjusted tax basis will generally be taxable to the U.S. Holder as capital gain from the sale or exchange of property as described below under “—Sale or Other Disposition of Ordinary Shares or ADSs.” If we do not report to a U.S. Holder the portion of a distribution that exceeds earnings and profits, then the distribution will generally be taxable as a dividend. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Qualified dividends received by non-corporate U.S. Holders will be subject to U.S. federal income tax at the preferential long-term capital gains rate of, currently, a maximum of 20%. Dividends distributed with respect to our Ordinary Shares or ADSs are qualified dividend only if we are treated as a “qualified foreign corporation” and such U.S. Holder  has a holding period with respect to our Ordinary Shares or ADSs of at least 61 days during the 121-day period beginning 60 days before the ex-dividend date. We are a “qualified foreign corporation” if we are not a PFIC for the year in which the dividend is paid or for the preceding taxable year and either (a) we are eligible for the benefits under the U.S.-Israel Double Tax Treaty or (b) the Ordinary Shares or ADSs are readily tradable on an established securities market in the U.S. As discussed below in “—Passive Foreign Investment Companies,” we do not anticipate being treated as a PFIC for this year; however, there can be no assurance that we will not be treated as a PFIC for our current taxable or future taxable years. You should consult your own tax advisor regarding the availability of this preferential tax rate under your particular circumstances.

The amount of any distribution paid in a currency other than U.S. dollars (a “foreign currency”), including the amount of any withholding tax thereon, will be included in the gross income of a U.S. Holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of the U.S. Holder’s (or, in the case of ADSs, the depositary’s) receipt of the dividend, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize a foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

Subject to certain conditions and limitations, any Israeli taxes withheld on dividends may be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisors regarding the availability of a foreign tax credit in your particular situation.

Sale or Other Disposition of Ordinary Shares or ADSs

Subject to the discussion under “—Passive Foreign Investment Companies” below, a U.S. Holder that sells or otherwise disposes of its Ordinary Shares or ADSs will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other disposition and such U.S. Holder’s adjusted basis in the Ordinary Shares or ADSs. Such gain or loss generally will be capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period of the Ordinary Shares or ADSs exceeds one year at the time of the sale or other disposition. Long-term capital gains realized by non-corporate U.S. Holders are generally subject to a preferential U.S. federal income tax rate. In general, gain or loss recognized by a U.S. Holder on the sale or other disposition or our Ordinary Shares or ADSs will be U.S. source gain or loss for purposes of the foreign tax credit limitation.

If a U.S. Holder receives foreign currency upon a sale or exchange of Ordinary Shares or ADSs, gain or loss in respect of such foreign currency will be recognized in the manner described above under “—Distributions.”

As discussed above under the heading “Material Tax Considerations—Israeli Tax Considerations—Taxation of Shareholders,” a U.S. Holder who holds Ordinary Shares or ADSs through an Israeli broker or other Israeli intermediary may be subject to Israeli withholding tax on any capital gain recognized on a sale or other disposition of the Ordinary Shares or ADSs if the U.S. Holder does not obtain approval of an exemption from the Israeli Tax Authorities or does not claim any allowable refunds or reductions. U.S. Holders are advised that any Israeli tax paid under circumstances in which an exemption from (or a refund of or a reduction in) such tax was available will not be creditable for U.S. federal income tax purposes. U.S. Holders are advised to consult their Israeli broker or intermediary regarding the procedures for obtaining an exemption or reduction.

Medicare Tax on Unearned Income

Non-corporate U.S. Holders whose income exceeds certain thresholds are required to pay an additional 3.8% tax on their net investment income, which includes dividends paid on the Ordinary Shares or ADSs and capital gains from the sale or other disposition of the Ordinary Shares or ADSs.

Passive Foreign Investment Companies

Although we do not anticipate being treated as a PFIC for this year, it is possible that based on the value and composition of our assets, we may be treated as a PFIC for U.S. federal income tax purposes for future taxable years. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or
•
at least 50% of the value of its assets (based on an average of the fair market values of the assets determined at the end of each quarter during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, if a non-U.S. corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received a proportionate share of the income of such other corporation directly. Passive income generally includes, among other things, dividends, interest, rents, royalties and certain capital gain, but generally excludes rents and royalties that are derived in the active conduct of a trade or business and which are received from a person other than a related person.

A separate determination must be made each taxable year as to whether we are a PFIC (after the close of each such taxable year). Because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of the Ordinary Shares or ADSs, our PFIC status will depend in large part on the market price of the Ordinary Shares or ADSs, which may fluctuate significantly.

If we are a PFIC for any year during which a U.S. Holder holds Ordinary Shares or ADSs, such Ordinary Shares or ADSs generally will continue to be treated as Ordinary Shares or ADSs in a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder holds the Ordinary Shares or ADSs, unless we cease to be a PFIC and such U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares or ADSs such U.S. Holder holds. If such election is made, a U.S. Holder will be deemed to have sold the Ordinary Shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the U.S. federal income tax treatment described below. After the deemed sale election, the Ordinary Shares or ADSs with respect to which the deemed sale election was made will not be treated as Ordinary Shares or ADSs in a PFIC unless we subsequently become a PFIC.

For each taxable year for which we are treated as a PFIC with respect to a U.S. Holder, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” it receives and any gain it realizes from a sale or other disposition (including a pledge) of the Ordinary Shares or ADSs, unless it makes a “mark-to-market” election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions it received during the shorter of the three preceding taxable years or its holding period for the Ordinary Shares or ADSs will be treated as an excess distribution. Under these special tax rules, if a U.S. Holder receives any excess distribution or realizes any gain from a sale or other disposition of the Ordinary Shares or ADSs:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or ADSs;
•
the amount of excess distribution or gain allocated to the current taxable year, and any taxable year before the first taxable year in which we were a PFIC, must be included in the U.S. Holder’s gross income (as ordinary income) for the current tax year; and

•
the amount allocated to each other year will be subject to the highest marginal tax rate in effect with respect to such U.S. Holder for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to such amounts allocated to each other year.

The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any losses for such years. Additionally, any gains realized on the sale of the Ordinary Shares or ADSs cannot be treated as capital gains.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, such U.S. Holder will also be deemed to own its proportionate share of any of our subsidiaries that are PFICs, and such U.S. Holder may be subject to the rules described in the preceding two paragraphs with respect to the shares of such subsidiaries that are PFICs it would be deemed to own. As a result, a U.S. Holder may incur liability for any “excess distribution” described above if we receive a distribution from such subsidiaries that are PFICs or if any we dispose of, or are deemed to dispose of, any shares in such subsidiaries that are PFICs. You should consult your own tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the general tax treatment for PFICs discussed above. If a U.S. Holder makes a mark-to-market election for the Ordinary Shares or ADSs, such U.S. Holder will include in income for each year we are a PFIC an amount equal to the excess, if any, of the fair market value of the Ordinary Shares or ADSs as of the close of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such Ordinary Shares or ADSs. a U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares or ADSs over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares or ADSs included in a U.S. Holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares or ADSs, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares or ADSs, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares or ADSs to the extent the amount of such loss does not exceed the net mark-to-market gains previously included for the Ordinary Shares or ADSs. A U.S. Holder’s basis in the Ordinary Shares or ADSs will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except the lower applicable tax rate for qualified dividend income would not apply. If we cease to be a PFIC when a U.S. Holder has a mark-to-market election in effect, gain or loss realized by such U.S. Holder on the sale of the Ordinary Shares or ADSs will be a capital gain or loss and taxed in the manner described above under “—Sale or Other Disposition of Ordinary Shares or ADSs.”

The mark-to-market election is available only for “marketable stock,” which is a stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or another market, as defined in applicable U.S. Treasury regulations. Any trades that have as their principal purpose meeting this requirement will be disregarded. The ADSs are listed on the Nasdaq and, accordingly, provided the ADSs are regularly traded, the mark-to-market election would be available to a U.S. Holder of ADSs if we are a PFIC. Once made, the election cannot be revoked without the consent of the IRS unless the Ordinary Shares or ADSs cease to be marketable stock. If we are a PFIC for any year in which the U.S. Holder owns the Ordinary Shares or ADSs but before a mark-to-market election is made, the interest charge rules described above will apply to any mark-to-market gain recognized in the year the election is made. If any of our subsidiaries are or become PFICs, the mark-to-market election will not be available with respect to the shares of such subsidiaries that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of the lower-tier PFICs the value of which already had been taken into account indirectly via mark-to-market adjustments. You should consult your own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualifying Electing Fund) containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file such annual information return could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax. You should consult your own tax advisors regarding the requirements of filing such information returns under these rules, taking into account the uncertainty as to whether we are currently treated as or may become a PFIC.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE IMPACT AND APPLICATION OF THE PFIC RULES ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Backup Withholding and Information Reporting

Payments of dividends with respect to Ordinary Shares or ADSs and the proceeds from the sale, retirement, or other disposition of Ordinary Shares or ADSs made by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable U.S. Treasury regulations. We, or an agent, a broker, or any paying agent, as the case may be, may be required to withhold tax (backup withholding), currently at the rate of 24%, if a non-corporate U.S. Holder that is not otherwise exempt fails to provide an accurate taxpayer identification number and comply with other IRS requirements concerning information reporting. Certain U.S. Holders (including, among others, corporations and tax-exempt organizations) are not subject to backup withholding. Backup withholding is not an additional tax. Any amount of backup withholding withheld may be used as a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS. U.S. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Individual U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). U.S. Holders paying more than $100,000 for our Ordinary Shares or ADSs may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. As described above under “—Passive Foreign Investment Companies,” if we were determined to be a PFIC, each U.S. Holder would be required to file an annual report containing certain information. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

You should consult your own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Pursuant to the underwriting agreement with Wainwright, we have agreed to issue and sell, and Wainwright has agreed to purchase, the number of ADSs listed opposite its name below, less the underwriting discounts and commissions, on the closing date, subject to the terms and conditions contained in the underwriting agreement. The underwriting agreement provides that the obligations of Wainwright are subject to certain customary conditions precedent, representations and warranties contained therein.

Underwriter	Number of ADSs
H.C. Wainwright & Co., LLC
Total

Pursuant to the underwriting agreement, Wainwright has agreed to purchase all of the ADSs sold under the underwriting agreement if any of these ADSs are purchased, other than those ADSs covered by Wainwright’s option to purchase additional ADSs described below. Wainwright has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

Wainwright may offer the ADSs from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which Wainwright purchases ADSs from us and the price at which Wainwright resells such ADSs may be deemed underwriting compensation. If Wainwright effects such transactions by selling ADSs to or through dealers, such dealers may receive compensation in the form of discounts, concessions or commissions from Wainwright and/or purchasers of ADSs for whom they may act as agents or to whom they may sell as principal.

Wainwright is offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters and other conditions specified in the underwriting agreement. Wainwright reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to Wainwright an option to purchase up to an additional           ADSs (up to 15% of the ADSs offered and sold in this offering) at the public offering price, less the underwriting discounts and commissions. The option is exercisable for 30 days.

Any ADSs sold by Wainwright to securities dealers will be sold at the public offering price less a selling concession not in excess of $         per ADS.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before estimated offering expenses, to us. These amounts are shown assuming both no exercise and full exercise of Wainwright’s option to purchase additional ADSs.

Per ADS	Total Without Option	Total with Option
Public offering price	$	$
Underwriting discounts and commissions payable by us	$	$
Proceeds, before estimated offering expenses, to us	$	$

Subject to certain exceptions, we have also agreed to pay Wainwright a management fee equal to 1.0% of the aggregate gross proceeds in this offering. We have agreed to reimburse the expenses of Wainwright, including its legal fees, in an amount of up to $80,000 in connection with this offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify Wainwright against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that Wainwright may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to sell any ADSs or any securities convertible into or exercisable or exchangeable into ADSs, subject to certain exceptions, for a period of between 30 and 90 days, depending on the aggregate offering amount, after the date of this prospectus supplement, unless we obtain the prior written consent of Wainwright. This consent may be given at any time without public notice, and Wainwright may consent in its sole discretion. The exceptions to the restriction include, among other things, issuance of a limited number of ADSs, our ordinary shares or securities convertible into ADSs or our ordinary shares that are issued as consideration in a strategic transaction.

In addition, each of our directors and executive officers has entered into a lock-up agreement with Wainwright. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any ADSs or our ordinary shares or securities convertible into or exchangeable for ADSs or our ordinary shares, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of Wainwright for a period of between 30 and 90 days, depending on the aggregate offering amount, from the date of this prospectus supplement. This consent may be given at any time without public notice, and Wainwright may consent in its sole discretion. Such lock-up restriction does not apply to any ADSs acquired in this offering by our directors and executive officers.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, Wainwright may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with the ADSs.

Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by Wainwright of ADSs in excess of the number of ADSs Wainwright is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by Wainwright is not greater than the number of shares that it may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. Wainwright may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor Wainwright makes any representation or prediction as to the effect that the transactions described above may have on the price of the ADSs. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, Wainwright also may engage in passive market making transactions in ADSs in accordance with Regulation M during a period before the commencement of offers or sales of ADSs in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by Wainwright, if any, participating in this offering and Wainwright may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or Wainwright, and should not be relied upon by investors.

Other Relationships

From time to time, Wainwright and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

NOTICE TO INVESTORS

European Economic Area and the United Kingdom

        This prospectus has been prepared on the basis that any offer of ADSs in any member state of the European Economic Area or the United Kingdom (each a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Relevant State of ADSs which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or Wainwright to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Company nor Wainwright have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the Company or Wainwright to publish or supplement a prospectus for such offer. Neither the Company nor Wainwright have authorized, nor do they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by Wainwright, which constitute the final placement of the ADSs contemplated in this prospectus.

        The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

        In relation to each Relevant State, no ADSs have been offered or will be offered to the public in that Relevant State, except that offers of ADSs may be made to the public in that Relevant State:

• to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

• to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

• in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require the Company or Wainwright to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who receives any communication in respect of, or who acquires any ADSs under, the offers to the public contemplated in this prospectus, or to whom the ADSs are otherwise made available, will be deemed to have represented, acknowledged and agreed to and with the Company and Wainwright that it and any person on whose behalf it acquires ADSs is a (a) qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; and (b) in the case of any ADSs acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of Wainwright has been obtained to each such proposed offer or resale, or (ii) where ADSs have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those ADSs to it is not treated under the Prospectus Regulation as having been made to such persons.

We, Wainwright and affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) subsequently offering, selling or recommending the ADSs is responsible for undertaking its own target market assessment in respect of the ADSs and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Company nor Wainwright makes any representations or warranties as to a Distributor’s compliance with the Delegated Directive.

References to Regulations or Directives include, in relation to the United Kingdom, those Regulations or Directives as they form part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in United Kingdom domestic law, as appropriate. The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, Wainwright is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

This document is not intended to constitute an offer to, or solicitation of, investors in Switzerland to purchase or invest in ADSs. The ADSs may not be publicly offered, directly or indirectly, in Switzerland within the meaning of FinSA (unless in circumstances falling within article 36 of the FinSA). This document does not constitute a prospectus pursuant to the FinSA and has been prepared without regard to the disclosure standards for issuance prospectuses under the FinSA, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document has not been and will not be reviewed or approved by a Swiss reviewing body (“Prüfstelle”) pursuant to article 51 of the FinSA and does not comply with the disclosure requirements applicable to a prospectus within the meaning of article 35 of the FinSA. Further, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

Canada

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ADSs is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The validity of the securities being offered by this prospectus will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co., Tel-Aviv, Israel. Covington & Burling LLP, New York, New York, is acting as counsel to Wainwright in connection with this offering. Members of Covington & Burling LLP are the beneficial owners of an aggregate of less than 1.0% of our Ordinary Shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus supplement is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Securities Exchange Act of 1934, as amended before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our Ordinary Shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020; and

•
Reports on Form 6-K filed on March 9, 2020, March 11, 2020, March 13, 2020, March 25, 2020, April 1, 2020, April 2, 2020, April 6, 2020 (two reports), April 13, 2020, April 17, 2020 (two reports), April 20, 2020 (two reports) April 27, 2020, April 28, 2020, May 8, 2020, May 27, 2020, June 10, 2020, June 18, 2020 (relating to expansion of opaganib COVID-19 Phase 2/3 study), June 24, 2020, June 29, 2020, July 16, 2020, July 21, 2020, July 22, 2020, July 27, 2020, July 28, 2020, July 30, 2020, July 31, 2020, August 3, 2020,  August 6, 2020, August 13, 2020 (two reports), August 27, 2020, September 3, 2020, September 8, 2020, September 22, 2020 (two reports), October 7, 2020, October 8, 2020, October 13, 2020, October 14, 2020, October 26 ((report regarding Extraordinary General Meeting of Shareholders of Redhill Biopharma Ltd.), November 4, 2020, November 12, 2020 (Exhibits 1 (solely with respect to the Financial highlights for the third quarter, ended September 30, 2020, Liquidity and Capital Resources, Commercial Highlights, R&D Highlights, the Condensed Consolidated Interim Statements of Comprehensive Loss, Condensed Consolidated Interim Statements of Financial Position and Condensed Consolidated Interim Statements of Cash Flows) and Exhibit 2), November 16, 2020, November 17, 2020, November 19, 2020, November 20, 2020, November 25, 2020, December 7, 2020, December 14, 2020, December 15, 2020, December 22, 2020, December 31, 2020, January 6, 2021, January 11, 2021, January 14, 2021 (two reports), January 28, 2021, January 29, 2021, February 2, 2021, February 17, 2021, February 18, 2021 and February 23, 2021.

In addition, any reports on Form 6-K submitted to the SEC prior to the termination of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Certain statements in and portions of this prospectus supplement update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Micha Ben Chorin, telephone number +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained on our website is not part of this prospectus supplement.

 PROSPECTUS

$150,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

REDHILL BIOPHARMA LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents 10 ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Global Market under the symbol “RDHL.” The last reported sale price for our ADSs on July 23, 2019 as quoted on the Nasdaq Global Market was $7.29 per ADS, and the last reported sale price for our ordinary shares on July 23, 2019 as quoted on the TASE was NIS 2.67 per share, or $0.75  per share (based on the exchange rate reported by the Bank of Israel for such date).

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2019

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $150,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

REDHILL BIOPHARMA LTD.

Overview

Our legal and commercial name is RedHill Biopharma Ltd. We were incorporated on August 3, 2009 and were registered as a private company limited by shares under the laws of the State of Israel. Our ordinary shares are traded on TASE under the symbol “RDHL” and our ADSs are traded on the Nasdaq Global Market under the symbol "RDHL". Each ADS represents 10 ordinary shares.

We are a specialty biopharmaceutical company, primarily focused on proprietary drugs for the treatment of gastrointestinal (“GI”) diseases. Depending on the specific development program, our therapeutic candidates are designed to exhibit greater efficacy and provide improvements over existing drugs in various ways, including by one or more of the following: by improving their safety profile, reducing side effects, lowering the number of administrations, using a more convenient administration form or providing a cost advantage. Where applicable, and subject to various considerations including resources, we intend to seek the U.S. Food and Drug Administration (“FDA”) approval for the commercialization of certain of our therapeutic candidates through the alternative Section 505(b)(2) regulatory path under the Federal Food, Drug, and Cosmetic Act of 1938, as amended, and in corresponding regulatory paths in other foreign jurisdictions. Our current pipeline consists of seven therapeutic candidates, most in late-stage clinical development.

In addition to our primary focus on the development of clinical-stage GI products, we have established commercial presence and capabilities in the U.S., intended primarily to support potential future launch of our GI-related therapeutic candidates currently under development in the U.S. Our GI-focused sales force in the U.S. currently promotes Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) and Mytesi® (crofelemer 125 mg delayed-release tablets) and commercializes EnteraGam® (serum-derived bovine immunoglobulin/protein isolate (“SBI”)).

Our key clinical late-stage development programs include: (i) Talicia® (RHB-105) for the treatment of H. pylori  infection, with a New Drug Application (“NDA”) accepted by the FDA for review, a Priority Review designation and a target Prescription Drug User Act action date of November 2, 2019; (ii) RHB-104 for the treatment of Crohn's disease, with positive top-line results from a first Phase 3 study; (iii) RHB-204 for the treatment of Mycobacterium avium complex (MAC) disease, the most common cause of pulmonary nontuberculous mycobacteria (NTM) infection, with a planned pivotal Phase 3 study; (iv) BEKINDA® (RHB-102), with positive Phase 3 study results for the treatment of acute gastroenteritis and gastritis and positive Phase 2 study results for Irritable Bowel Syndrome with Diarrhea (“IBS-D”); (v) RHB-106, an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd (renamed as Bausch Health Companies Inc.); (vi) YELIVA® (ABC294640),  targeting multiple oncology, inflammatory and gastrointestinal indications, with an ongoing Phase 2a study for cholangiocarcinoma and (vii) RHB-107, a Phase 2-stage first-in-class, serine protease inhibitor, targeting cancer and inflammatory gastrointestinal diseases.

We generate our pipeline of therapeutic candidates by identifying, validating and in-licensing or acquiring products that are consistent with our product strategy and that we believe exhibit a relatively high probability of therapeutic and commercial success. None of our therapeutic candidates has been approved for marketing and, to date, none of our therapeutic candidates has generated meaningful revenues. We plan to commercialize our therapeutic candidates through licensing and other commercialization arrangements with pharmaceutical companies on a global and territorial basis or, in the case of commercialization in the U.S., independently with our dedicated commercial operations. We also evaluate, on a case-by-case basis, co-development, co-promotion and similar arrangements.

Corporate Information

Our principal executive offices are located at 21 Ha’arba’a Street, Tel Aviv, Israel and our telephone number is +972 (3) 541-3131. Our web site address is http://www.redhillbio.com. The information on our web site does not constitute part of this prospectus. Our registered agent in the United States is RedHill Biopharma Inc. The address of RedHill Biopharma Inc. is 8045 Arco Corporate Drive, Suite 200 Raleigh, NC 27617.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below, under the caption "Item 3: Key Information - Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Related to the Potential Launch of Talicia® and Other Products

If we or our development, co-promotional or commercialization partners are unable to obtain or maintain the FDA or other foreign regulatory clearance and approval for our therapeutic candidates or products we may promote or commercialize, we or our co-promotional or commercialization partners will be unable to commercialize our therapeutic candidates or products we may promote or commercialize.

To date, other than our limited experience in promoting Donnatal® and Mytesi®, and commercializing EnteraGam®, we have not marketed, distributed or sold any therapeutic candidate or product. Several of the products that we currently promote or commercialize must obtain and maintain FDA and other foreign regulatory clearances and approvals.

In June 2017, we commenced commercializing EnteraGam® in certain territories in the U.S. EnteraGam® is marketed as an FDA-regulated “medical food” product intended for the dietary management of chronic diarrhea and loose stools, which must be administered under medical supervision. The FDA could require that EnteraGam® obtain FDA approval in the future to remain in distribution in the United States if the FDA disagrees with the classification of EnteraGam® as a medical food.

In June 2017, we commenced promoting Donnatal® (Phenobarbital, Hyoscyamine Sulfate, Atropine Sulfate, Scopolamine Hydrobromide) in the U.S. Donnatal® is an anticholinergic and barbiturate combination drug product used as an adjunctive therapy for irritable bowel syndrome, a condition characterized by abdominal pain, bloating, and diarrhea or constipation. It may also be used as an adjunctive therapy for acute enterocolitis and duodenal ulcers.

Although we have certain rights to promote Donnatal® in certain U.S. territories, which is currently included in the FDA Drug Efficacy Study Implementation (“DESI”) review program, we cannot guarantee that our co-promotion partner will continue to be allowed to sell or promote Donnatal® in the U.S. without future regulatory developments that may lead to the FDA requiring Donnatal® to seek an NDA approval. See “—We or our co-promotional or commercialization partners are subject to risks related to the regulatory environment of the DESI review program with respect to Donnatal®.” In addition, future regulatory developments may lead to a loss of the right to commercialize EnteraGam® or the right to promote Mytesi®.

In July 2018, we commenced promoting Mytesi® (crofelemer), an FDA-approved anti-diarrheal prescription drug indicated for the symptomatic relief of non-infectious diarrhea in adults with HIV/AIDS on anti-retroviral therapy (ART).

We submitted an NDA for Talicia® (proposed tradename for RHB-105) for the treatment of H. pylori infection on May 2, 2019. On July 3, 2019, we announced that the FDA had accepted for review the NDA for Talicia®. The NDA was also granted Priority Review designation and the FDA assigned a target PDUFA action date of November 2, 2019. The FDA accepting an NDA for review and assigning a PDUFA goal date does not provide any indication as to the likelihood of FDA approval by the PDUFA date, or ever. Accordingly, there is no guarantee that the FDA will ever approve Talicia® for marketing in the U.S. or that any decision on its NDA approval will be made by November 2, 2019.

In addition to Talicia®, we have six other therapeutic candidates, most of which are in late-clinical stage development, for which we currently intend to develop with the goal of eventually seeking FDA approval: RHB-104 for the treatment of Crohn’s disease with positive top-line results from a first Phase 3 study and a completed proof-of-concept Phase 2a study for multiple sclerosis; RHB-204, with a planned pivotal Phase 3 study for pulmonary NTM infections; RHB-106 (out-licensed to Bausch Health) for bowel preparation; BEKINDA® (proposed tradename for RHB-102, if approved) with positive results from a first Phase 3 study for acute gastroenteritis and gastritis and positive results from a Phase 2 study for IBS-D; YELIVA® (proposed tradename for ABC294640, if approved), with an ongoing Phase 2a study for cholangiocarcinoma and other ongoing studies; and RHB-107 (Upamostat; formerly MESUPRON), targeting cancer and inflammatory GI diseases. Our therapeutic candidates are subject to extensive governmental laws, regulations, and guidelines relating to development, clinical trials, manufacturing, marketing, promotion, and commercialization of pre- and post-approval prescription drugs. We may not be able to submit for or obtain marketing approval for any of our therapeutic candidates in a timely manner or at all.

Any material delay in obtaining or maintaining, or the failure to obtain or maintain, required regulatory clearances and approvals will increase our costs and materially adversely affect our ability to generate meaningful revenues and could adversely impact our business, results of operations, financial condition, or ability to attain or sustain revenue from other markets. Any regulatory clearance or approval to market a therapeutic candidate, our current commercial products, or other products that we may promote or commercialize may be subject to limitations on the indicated uses for marketing or may impose restrictive conditions of use, including cautionary information and the risk that the FDA will not accept our requested indication of H. pylori, which is a wider indication than the existing therapies, which may result in a smaller target market and impact the potential for Talicia®, thereby altering or eliminating the size of the market for the therapeutic candidate, our current commercial products, or other products that we may promote or commercialize in the future. We also are, and will be, subject to numerous regulatory requirements from both the FDA and other foreign regulatory authorities that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. Moreover, clearance or approval by one regulatory authority does not ensure clearance or approval by other regulatory authorities in separate jurisdictions. Each jurisdiction may have different approval processes and requirements and may impose additional testing, development and manufacturing requirements for our therapeutic candidates, our current commercial products and products that we may promote or commercialize in the future.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved for marketing. Such post-market studies may be mandated by the FDA as conditions to be satisfied for initial or continued approval for marketing. The FDA has express statutory authority to require clinical trial sponsors to conduct post-marketing trials to specifically address safety and other issues identified by the FDA.

The FDA also has authority to require the implementation of Risk Evaluation and Mitigation Strategy (“REMS”) as a post-marketing condition to initial or continued approval where more data may be needed to demonstrate that the benefits of a drug outweigh its risks. A clinical trial sponsor may also voluntarily propose a REMS as part of an NDA submission. The need for a REMS is determined as part of the review of the NDA. Based on statutory standards, elements of a REMS may include “dear doctor letters,” a medication guide, more elaborate targeted educational programs, and in some cases elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries. These elements are negotiated as part of the NDA approval process, and in some cases, if consensus is not reached in relation to REMS proposed within an NDA submission until after the PDUFA review cycle, the PDUFA date may be delayed. Once adopted, REMS are subject to periodic assessment and modification.

Certain changes related to an approved drug, including changes to the product labeling, manufacturing process, indications and other certain specifications set forth within the product’s NDA, may not be made until a new NDA, or NDA supplement, reflecting the applicable changes, is submitted to, and approved by, the FDA. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, including relevant pediatric data, and the FDA typically uses the same procedures and standards in reviewing NDA supplements as it does in reviewing NDAs.

Even if a product candidate receives regulatory marketing approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations including on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution, or post-marketing trial requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown information, such as safety risks, problems with a product or such information, the extent or severity of which were previously unknown, may result in restrictions on the product’s ability to be marketed as initially approved or even complete withdrawal of the product’s NDA approval and, in effect, its removal from the market.

Additionally, the FDA or other foreign regulatory authorities may change their clearance or approval policies or adopt new laws, regulations or guidelines in a manner that materially delays or impairs our ability to obtain the necessary regulatory clearances or approvals or our ability to commercialize our therapeutic candidates, promote Donnatal® and Mytesi®, commercialize EnteraGam® and products that we may promote or commercialize in the future.

If we are unable to maintain, train and build an effective sales and marketing infrastructure, or establish and maintain compliant and adequate sales and marketing capabilities, we will not be able to commercialize and grow our products and product candidates successfully.

To further establish and maintain our own marketing and commercialization capabilities in the U.S. we may need to expand, among other things, our development, regulatory, manufacturing, marketing, and sales capabilities and to increase or maintain our personnel to accommodate sales. We may not be able to secure sales personnel or organizations that are adequate in number or expertise to successfully and lawfully market and sell our products in the U.S. If we are unable to expand our sales and marketing capability, train our sales force effectively or provide any other capabilities necessary to commercialize our products and therapeutic candidates, we may need to contract with third parties to market and sell our products.

Our employees and sales personnel must comply with applicable regulatory requirements and restrictions, including, but not limited to, “fair balance” promotion of our products and state and federal anti-kickback laws. If we are unable to establish and maintain compliant and adequate sales and marketing capabilities, we may not be able to increase our product revenue, may generate increased expenses and may be subject to regulatory and compliance investigation and enforcement.

The FDA also requires that our sales and marketing efforts, as well as promotions, comply with various laws and regulations. Prescription drug promotions must be consistent with and not contrary to labeling, present “fair balance” between risks and benefits, be truthful and not false or misleading, be adequately substantiated (when required), and include adequate directions for use.

In addition to the requirements applicable to approved drug products, we may also be subject to enforcement action in connection with any promotion of an investigational new drug. A sponsor or investigator, or any person acting on behalf of a sponsor or investigator, may not represent in a promotional context that an investigational new drug is safe or effective for the purposes for which it is under investigation or otherwise promote the drug candidate.

If the FDA investigates our marketing and promotional materials or other communications and finds that any of our current or future commercial products are being marketed or promoted in violation of the applicable regulatory restrictions, we could be subject to FDA enforcement action. Any enforcement action (or related lawsuit, which could follow such action) brought against us in connection with alleged violations of applicable drug promotion requirements, or prohibitions, could harm our business and our reputation, as well as the reputation of any approved drug products we may promote or commercialize.

The NDA review process is time-consuming and costly, and we may encounter delays in receipt of FDA approval, if any, for commercialization of Talicia® for a number of reasons, including, but not limited to: CMC, clinical, regulatory or other issues. If acceptance of the NDA for Talicia® is delayed or never granted, there will be a material, adverse effect on our business.

Obtaining approval of an NDA is a lengthy, expensive, and uncertain process, and approval may not be obtained for a number of different reasons, as the number of approved NDAs is limited. We cannot guarantee that the NDA for Talicia® will be approved by the FDA.

To obtain approval to market a drug in the United States, a marketing application (e.g., an NDA) must be submitted to the FDA that provides data establishing to the FDA’s satisfaction the safety and effectiveness of the investigational drug for the proposed indication. Each NDA submission requires a substantial user fee payment (currently exceeding $2.5 million for fiscal year 2019) unless a waiver or exemption applies. The application includes all relevant data available from pertinent non-clinical, preclinical and clinical trials, including negative or ambiguous results, as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls (“CMC”), and proposed labeling, among other things. Data can come from company-sponsored clinical trials intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators in accordance with applicable GCP requirements.

During the development of a new drug, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to submission of an IND, at the end of Phase 2, and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date, for the FDA to provide advice and for the sponsor and the FDA to evaluate what may be needed for the product to enter into the next phase of the development process. Sponsors typically use the end of Phase 2 meetings to discuss their Phase 2 clinical results and present their plans for the pivotal Phase 3 registration trial that they believe will support approval of the new drug.

Concurrent with clinical trials, companies usually complete additional animal safety studies and must also develop additional information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with current good manufacturing practices (“cGMP”) requirements. cGMP regulations require among other things, quality control and quality assurance, as well as the corresponding maintenance of records and documentation and the obligations to investigate and correct any deviations from cGMP. The manufacturing process must be capable of consistently producing quality batches of the drug candidate and the manufacturer must develop methods for testing the identity, strength, quality and purity of the final drugs. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the drug candidate does not undergo unacceptable deterioration over its shelf-life.

The results of product development, non-clinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests conducted on the chemistry of the drug, proposed labeling, and other relevant information are submitted to the FDA as part of an NDA, requesting approval to market the product. An NDA must also contain data to assess the safety and effectiveness of the product for the claimed indication in all relevant pediatric populations. The FDA may grant deferrals for submission of pediatric data or full or partial waivers. If the NDA is deemed sufficiently complete, FDA reviews the NDA to determine, among other things, whether the proposed product is safe and effective for its intended use, and whether the product is being manufactured in accordance with cGMP to assure and preserve the product’s identity, strength, quality and purity. The FDA has specific performance goals on the review of NDAs and typically seeks to review NDAs in approximately 12 months from submission of the NDA. The review process may be extended by the FDA for three additional months to consider certain late-submitted information or information intended to clarify information already provided in the submission. After the FDA completes its initial review of an NDA, it will communicate to the sponsor that the drug will either be approved for marketing, or FDA will issue a complete response letter to communicate that the NDA will not be approved in its current proposed form and inform the sponsor of changes that must be made or additional clinical, non-clinical, or manufacturing data that must be received by FDA before the application can be approved, with no implication regarding the ultimate approvability of the application or the timing of any such approval, if ever. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. FDA has committed to reviewing such resubmissions in two-to-six months, depending on the type of information included. The FDA may refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation, and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facilities at which the product is manufactured. The FDA will not approve the product unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical sites to assure compliance with Good Clinical Practices (“GCP”), which are international ethical and scientific quality standards meant to assure the rights, safety, and well-being of trial participants are protected and to define the roles of clinical trial sponsors, investigators, administrators, and monitors. If the FDA determines the application, manufacturing process or manufacturing facilities are not acceptable, it typically will outline the deficiencies and often will request additional testing or information. This may significantly delay further review of the application. If the FDA finds that a clinical site did not conduct the clinical trial in accordance with GCP, the FDA may determine the data generated by the clinical site should be excluded from the primary efficacy analyses provided in the NDA. Additionally, notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

Other circumstances and events that may impede or delay FDA’s approval of an NDA include, but are not limited to:

•	regulatory requests for additional analyses, reports, data, non-clinical, and preclinical studies and clinical trials;
•	regulatory questions regarding interpretations of data and results or the emergence of new information;
•	clinical holds, other regulatory objections to commencing or continuing a clinical trial, or the inability to obtain regulatory approval to commence a clinical trial in countries that require such approvals;
•	inability to enroll a sufficient number of patients who meet the inclusion and exclusion criteria in our clinical trials;
•	inability to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
•	unfavorable or inconclusive results of clinical trials and supportive non-clinical studies, including unfavorable results regarding the effectiveness or safety of product candidates during clinical trials;
•	any determination that a clinical trial or product candidate presents unacceptable health risks;
•	lack of adequate funding to continue the clinical trial due to unforeseen costs or other business decisions;
•	inability to reach agreements on acceptable terms with prospective contract research organizations (“CROs”) and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	inability to identify and maintain a sufficient number of sites, many of which may already be engaged in other clinical trial programs, including some that may be for the same indications targeted by any of our product candidates;
•	inability to obtain approval from IRBs to conduct clinical trials at their respective sites;
•	the failure of a third party to comply with applicable regulatory requirements, including site inspections and inspection readiness;
•	inability to timely manufacture or obtain from third parties sufficient quantities or quality of the product candidate or other materials required for a clinical trial; and
•	difficulty in maintaining contact with patients after treatment, resulting in incomplete data.

We may encounter significant delays in receipt of FDA approval, if any, for commercialization of Talicia®. Accordingly, FDA may not approve Talicia® by the PDUFA goal date of November 2, 2019, or at all. For example, the FDA may determine that CMC of Talicia® are not satisfactory due to the manufacturing standards of the products or that additional CMC work, information or quality assurances are needed. In particular, the FDA requested additional information in relation to the CMC information contained in our NDA, responses to which were submitted on July 23, 2019.

The FDA may also consider the clinical studies conducted with Talicia® to-date and the additional information provided to be inadequate or insufficient or require us to provide additional information regarding other areas of the NDA, which may require us to conduct additional studies or otherwise significantly delay potential FDA approval of the NDA for Talicia®, if any.

For example, the FDA has, thus far in its review of the Talicia® NDA, requested additional information addressing proposed United States Prescribing Information (USPI) that conforms with the Pregnancy and Lactation Labeling Rule (PLLR) and has requested the location of the report compiled on the levels of rifabutin found in comparator arms and relevant internal audits completed by RedHill. This information has been submitted as an amendment to the NDA.

In addition, we rely on the current manufacturer of Talicia® for the manufacture of validation and registration batches in support of our NDA with the FDA, and we rely on suppliers of active pharmaceutical ingredients and excipients. We cannot guarantee that our manufacturer, suppliers, or other vendors will be able to perform as required, will not terminate their agreements with us, or otherwise will not perform satisfactorily. The delay in identifying, engaging, qualifying, and training alternative manufacturers or suppliers may be further prolonged, which lead to additional consequences for the NDA approval process, including increased potential that the NDA application will be denied.

Furthermore, the FDA may also change its clearance or approval policies or adopt new laws, regulations, or guidelines in a manner that materially delays or impairs our ability to obtain approval of the NDA for Talicia®. If any of the above-referenced or other issues occur or worsen, we may face substantial additional expenses and otherwise experience delays in obtaining potential FDA approval of the NDA for Talicia® or may never obtain the FDA approval of the NDA for Talicia®.

If third parties do not manufacture Talicia® or our other therapeutic candidates or do not manufacture and sell any products we may promote or commercialize, including our current commercial products, in sufficient quantities, in the required timeframe, and at an acceptable cost and quality, clinical development and commercialization of Talicia® or our other therapeutic candidates or promotion of products we may promote or commercialize could be delayed and sales of any product we may promote or commercialize may be adversely affected.

We do not currently own or operate manufacturing facilities. We rely on, and expect to continue to rely on, third parties to manufacture clinical and commercial quantities of Talicia® or our other therapeutic candidates and products that we may promote or commercialize. There is no guarantee that the manufacturer of Talicia® will be able to supply an adequate and quality product that meets all regulatory requirements in a consistent manner. For Donnatal®, we rely on ADVANZ, which has a manufacturing agreement with a third party to provide sufficient quantities of Donnatal® in the required timeframe. For EnteraGam® we rely on Entera Health and the manufacturer, The Lauridsen Group, Inc., to provide sufficient quantities of EnteraGam® in the required timeframe. For Mytesi®, we rely on Napo, which has a manufacturing agreement with a third party to provide sufficient quantities of Mytesi® in the required timeframe. Our reliance on third parties includes our reliance on them for quality assurance related to regulatory compliance. Our current and anticipated future reliance upon others for the manufacture of our therapeutic candidates and any products that we may promote or commercialize may adversely affect our future operations and our ability to develop therapeutic candidates and commercialize any therapeutic candidates and any products that we may promote or commercialize on a timely and competitive basis.

We may not be able to maintain our existing or future third-party manufacturing arrangements on acceptable terms, if at all. If for some reason our manufacturers or our development or commercialization partners’ manufacturers do not perform as agreed or expected or terminate or fail to renew their agreements with us for any reason, we or our partners may be  required to replace them, in which event we may incur added costs and delays in identifying, engaging, qualifying under applicable regulatory requirements and training any such replacements and entering into agreements with such replacements on acceptable terms. Obtaining the necessary FDA or other regulatory approvals or other qualifications required for changes in manufacturing sites, methods or processes under applicable regulatory requirements could result in a significant interruption of supply. In the case of the manufacturer of Talicia®, in particular, the delay in identifying, engaging, qualifying and training its replacement may be extended, leading to a significant interruption of supply, as some of the active pharmaceutical ingredients (“APIs”) have limited suppliers, which creates additional risks for us. The process on the finished product is complex; therefore, there is no guarantee it will succeed technically, in sufficient quantities in terms of price, or by any other measure. Any such additional costs and delays may adversely impact our ability to obtain regulatory clearances and approvals to commercialize Talicia® or our other therapeutic candidates or any product we may promote or commercialize or make such commercialization or marketing economically unfeasible.

We rely on third parties to manufacture and supply us with high quality APIs in the quantities we require on a timely basis.

We currently do not manufacture any APIs ourselves. Instead, we rely on third-party vendors for the development, manufacture, and supply of our APIs that are used to formulate our therapeutic candidates and products we may promote or commercialize. If these suppliers are incapable or unwilling to meet our current or future needs on acceptable terms or at all, we could experience a delay in obtaining regulatory clearances or approvals for our therapeutic candidates or products that we may promote or commercialize or in conducting clinical trials of our therapeutic candidates and incur additional costs or experience an adverse effect on our sale of any product we may promote or commercialize.

While there may be several alternative suppliers of APIs on the market, for most of our products (but not Mytesi®, as discussed below), we have yet to conclude extensive investigations into the quality or availability of their APIs. With respect to Talicia® or other therapeutic candidates and products we may promote or commercialize, we are dependent on API manufacturers, and there are a limited number of such API manufacturers, which further limits our options. In addition, we do not believe that there are alternative suppliers of APIs for Mytesi®, and we are wholly dependent upon Napo’s ability to source or procure the API; the raw material used to manufacture Mytesi® is a crude plant latex (“CPL”), derived from the Croton lechleri tree, which is found in countries in South America, principally Peru. The ability of Napo’s contract suppliers to harvest CPL is governed by the terms of their respective agreements with local government authorities. Although CPL is available from multiple suppliers, to our knowledge, Napo only has contracts with a small number of suppliers to obtain CPL and arrange its shipment to its contract manufacturer. Accordingly, if Napo’s contract suppliers do not or are unable to comply with the terms of their respective agreements with Napo, and Napo is not able to negotiate new agreements with alternate suppliers on terms that it deems commercially reasonable, it may harm our co-promotion of Mytesi®. The countries from which CPL is obtained could also change their laws and regulations regarding the export of the natural products or impose or increase taxes or duties payable by exporters of such products. Restrictions could be imposed on the harvesting of the natural products or additional requirements could be implemented for the replanting and regeneration of the raw material. Such events could have a significant impact on our co-promotion of Mytesi®. As a result of each of the foregoing circumstances related to Mytesi® and the APIs of other products that we promote or commercialize, we can provide no assurances that supply sources will not be interrupted from time to time. Changing API suppliers or finding and qualifying new API suppliers can be costly and take a significant amount of time. Many APIs require significant lead-time to manufacture. There can also be challenges in maintaining similar quality or technical standards from one manufacturing batch to the next.

If we are not able to find stable, affordable, high quality, or reliable supplies of our APIs, we may not be able to produce enough supplies of our therapeutic candidates or products we may promote or commercialize, which could have a material adverse effect on our reputation, business, financial condition or results of operations.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FDA and other regulatory agencies for any of our therapeutic candidates and reliance on third-party manufacturers for any products that we may promote or commercialize, including our current commercial products.

To date, our therapeutic candidates have been manufactured in relatively small quantities for preclinical testing and clinical trials as well as for other regulatory purposes by third-party manufacturers. If the FDA or other regulatory agencies approve any of our therapeutic candidates for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of our approved therapeutic candidates. In addition, we rely on, and we expect to continue to rely on, third-party manufacturers to produce commercial quantities of our current commercial products or any product that we may gain the rights to in the future to promote or commercialize. These manufacturers may not be able to successfully increase or maintain the manufacturing capacity for any of our therapeutic candidates that may be approved in the future, our current commercial products or any product we may gain the rights to in order to promote or commercialize in the future, in a timely or economic manner, or at all. Except for current FDA regulations with respect to “medical foods,” the significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve. Foreign regulatory agencies may also require the approval of additional validation studies for scaling up the manufacturing process of any of our products, including “medical foods.” If the third-party manufacturers are unable to successfully increase or maintain the manufacturing capacity for a therapeutic candidate or for products that we may promote or commercialize, or if we are unable to secure replacement third-party manufacturers or unable to establish our own manufacturing capabilities, the commercial launch of any approved products may be delayed or there may be a shortage in supply which could have a material adverse effect on our reputation, business, financial condition or results of operations.

Reliance on third-party manufacturers entails risks, including, but not limited to:

•	manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over Talicia® or any future product candidates, if approved, or otherwise do not satisfactorily perform according to the terms of their agreements with us;
•	delays in obtaining regulatory approval for Talicia® or any future product candidates, if our third-party manufacturers fail to satisfy FDA inspectors in connection with pre-approval inspections or otherwise fail to comply with regulatory requirements;
•	the possible termination or nonrenewal of manufacturing agreements by the third-party manufacturers at a time that is costly or inconvenient for us;
•	the possible breach of manufacturing agreements by third-party manufacturers; and
•	product loss or serious adverse events due to contamination, equipment failure, or improper installation or operation of equipment or operator error.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, subject to regulations of the FDA and other foreign regulatory authorities, such as applicable current good manufacturing practices and other quality-based regulations.

We and our third-party manufacturers or our partners’ manufacturers are, and will be, required to adhere to laws, regulations, and guidelines of the FDA and other foreign regulatory authorities setting forth cGMP. These laws, regulations and guidelines cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our therapeutic candidates with varying cGMP rigors depending on what phase each of our respective therapeutic candidates is in with respect to its drug development process and any products we may promote or commercialize, including our current commercial products. We and our third-party manufacturers and our partners’ manufacturers may not be able to comply with applicable laws, regulations, and guidelines. We and our third-party manufacturers and our partners’ manufacturers are, and will be, subject to unannounced inspections by the FDA, state regulators and similar foreign regulatory authorities outside the U.S. Our failure, or the failure of our third-party manufacturers or our partners’ manufacturers, to comply with applicable laws, regulations and guidelines could result in the imposition of sanctions on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our therapeutic candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of our therapeutic candidates and commercially-marketed products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect regulatory approval and supplies of our therapeutic candidates and commercially-marketed products, and materially and adversely affect our reputation, business, financial condition or results of operations.

Furthermore, changes in the manufacturing process or procedure, including a change in the location where the product is manufactured or a change of a third-party manufacturer, will require prior FDA or other regulatory review and/or approval of the manufacturing process and procedures in accordance with the FDA’s regulations or comparable foreign requirements. This review may be costly and time consuming and could delay or prevent the launch or commercial production of a product. The new facility will also be subject to pre-approval inspection. In addition, we have to demonstrate that the product made at the new facility is equivalent to the product made at the former facility by physical and chemical methods, which are costly and time consuming. It is also possible that the FDA may require clinical testing as a way to prove equivalency, which would result in additional costs and delay, and may also result in delays in approval or commercialization of a product or render it unfeasible.

Even if our therapeutic candidates or any product we may promote or commercialize, receive, have received regulatory clearance or approval or do not require regulatory clearance or approval, they may not become commercially viable products.

None of our therapeutic candidates have been cleared or approved for marketing, and none of our therapeutic candidates is currently being marketed or commercialized in any jurisdiction. We were granted certain rights to promote our current commercial products in certain U.S. territories and to commercialize EnteraGam®. Even if any of our therapeutic candidates or any product we may promote or commercialize receive, have received or do not require regulatory clearance or approval, it may not become a commercially viable product. For example, even if we or our development or commercialization partners receive regulatory clearance or approval to market a therapeutic candidate or receive regulatory clearance or approval to promote or commercialize any product, the clearance or approval may be subject to limitations on the indicated uses or subject to labeling or marketing restrictions, which could materially and adversely affect their marketability and profitability. In addition, a new therapeutic candidate may appear promising at an early stage of development or after clinical trials but never reach the market, or it may reach the market but not result in sufficient product sales, if any. A therapeutic candidate or any product that we may promote or commercialize, may not result in commercial success for various reasons, including but not limited to:

•	difficulty in large-scale manufacturing, including yield and quality;
•	low market acceptance by physicians, healthcare payors, patients and the medical community as a result of lower demonstrated clinical safety or efficacy compared to products, prevalence, and severity of adverse side effects, or other potential disadvantages relative to alternative treatment methods;
•	insufficient or unfavorable levels of reimbursement from government and/or commercial payors, such as, for example, Medicare, Medicaid, and applicable private insurance companies, health maintenance organizations, and other health plan administrators;
•	infringement on proprietary rights of others for which we or our development or commercialization partners have not received licenses;
•	incompatibility with other therapeutic candidates or marketed products;
•	other potential advantages of alternative treatment methods and competitive forces or advancements that may make it more difficult for us to penetrate a particular market segment, if at all;
•	ineffective marketing, sales, and distribution activities and support;

•	lack of significant competitive advantages over existing products on the market;
•	lack of cost-effectiveness or unfavorable pricing compared to other alternatives available on the market;
•	inability to generate sufficient revenues to sustain our business operations in accordance with our plan from the sale or marketing of a product in view of the economic arrangements that we have with commercialization or other partners;
•	changes to product labels, indications or other relevant information that may trigger additional regulatory requirements that may have a direct or indirect impact on commercialization of our products;
•	inability to establish collaborations with third-party development or commercialization partners on acceptable terms, or at all, and our inability or unwillingness, for cost or other reasons, to commercialize our own products (to the extent any are approved for commercialization at the time of any such collaboration issues);
•	timing of market introduction of competitive products, including from generic competitors; and
•	changes in any laws, regulations, or other relevant policies related to drug pricing or other marketing conditions and requirements that may directly or indirectly limit, restrict, or otherwise negatively impact our ability or success in marketing and/or commercializing certain or all products approved for commercialization at the time of the applicable change.

Physicians, various other health care providers, patients, payors or the medical community, in general, may be unwilling to accept, utilize or recommend any of our approved therapeutic candidates and any product we may promote or commercialize. If we are unable, either on our own or through third parties, to manufacture, commercialize or market our proposed formulations, therapeutic candidates or any product we may promote or commercialize when planned, or to develop them commercially, we may not achieve any market acceptance or generate meaningful revenue.

Our relationships with customers, physicians, and third-party payors will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws, health information privacy and security laws, and other healthcare laws and regulations. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

Healthcare providers, physicians and third-party payors in the United States and elsewhere will play a primary role in the recommendation and prescription of any drug candidates for which we obtain marketing approval. Our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other health care laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and the law commonly referred to as the Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our clinical research, proposed sales, marketing and educational programs. In addition, we may be subject to patient privacy laws by both the federal government and the states in which we conduct or may conduct our business. The laws that will affect our operations include, but are not limited to:

•	the federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in return for the purchase, recommendation, leasing or furnishing of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;

•	federal civil and criminal false claims laws, including, without limitation, the False Claims Act, and civil monetary penalty laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other government payors that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

•	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit a person from knowingly and willfully executing a scheme or making false or fraudulent statements to defraud any healthcare benefit program, regardless of the payor (e.g., public or private);

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and its implementing regulations, and as amended again by the final HIPAA omnibus rule, Modifications to the HIPAA Privacy, Security, Enforcement, and Breach Notification Rules Under HITECH and the Genetic Information Nondiscrimination Act; Other Modifications to HIPAA, published in January 2013, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization by entities subject to the rule, such as health plans, health care clearinghouses and health care providers, and their respective business associates;

•	federal transparency laws, including the federal Physician Payments Sunshine Act, which is part of PPACA, that require certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, to report annually to the Centers for Medicare & Medicaid Services, or CMS, information related to: (i) payments or other “transfers of value’’ made to physicians and teaching hospitals; and (ii) ownership and investment interests held by physicians and their immediate family members;

•	state and foreign law equivalents of each of the above federal laws, state laws that require manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures, and state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or to adopt compliance programs as prescribed by state laws and regulations, or that otherwise restrict payments that may be made to healthcare providers; and

•	state and foreign laws that govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws.

It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion of drugs from government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

We could be adversely affected if healthcare reform measures substantially change the market for medical care or healthcare coverage in the U.S.

On March 23, 2010, President Obama signed the “Patient Protection and Affordable Care Act” (P.L. 111-148) and on March 30, 2010, the signed the “Health Care and Education Reconciliation Act” (P.L. 111-152), collectively commonly referred to as the “Healthcare Reform Law.” The Healthcare Reform Law included a number of new rules regarding health insurance, the provision of healthcare, conditions to reimbursement for healthcare services provided to Medicare and Medicaid patients, and other healthcare policy reforms. Through the law-making process, substantial changes have been and continue to be made to the current system for paying for healthcare in the U.S., including changes made to extend medical benefits to certain Americans who lacked insurance coverage and to contain or reduce healthcare costs (such as by reducing or conditioning reimbursement amounts for healthcare services and drugs, and imposing additional taxes, fees, and rebate obligations on pharmaceutical and medical device companies). This legislation was one of the most comprehensive and significant reforms ever experienced by the U.S. in the healthcare industry and has significantly changed the way healthcare is financed by both governmental and private insurers. This legislation has impacted the scope of healthcare insurance and incentives for consumers and insurance companies, among others. Additionally, the Healthcare Reform Law’s provisions were designed to encourage providers to find cost savings in their clinical operations. Pharmaceuticals represent a significant portion of the cost of providing care. This environment has caused changes in the purchasing habits of consumers and providers and resulted in specific attention to the pricing negotiation, product selection and utilization review surrounding pharmaceuticals. This attention may result in our therapeutic candidates and products we may promote or commercialize, including our current commercial products, being chosen less frequently or the pricing being substantially lowered. At this stage, it is difficult to estimate the full extent of the direct or indirect impact of the Healthcare Reform Law on us.

These structural changes could entail further modifications to the existing system of private payors and government programs (such as Medicare, Medicaid, and the State Children’s Health Insurance Program), creation of government-sponsored healthcare insurance sources, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for prescribed drugs and pharmaceuticals, including our current commercial products, those we and our development or commercialization partners are currently developing and/or those that we may promote or commercialize in the future. If reimbursement for our approved therapeutic candidates, products we currently commercialize or promote, or any product we may promote or commercialize is substantially reduced or otherwise adversely affected in the future, or rebate obligations associated with them are substantially increased, it could have a material adverse effect on our reputation, business, financial condition or results of operations.

Extending medical benefits to those who currently lack coverage will likely result in substantial costs to the U.S. federal government, which may force significant additional changes to the healthcare system in the U.S. Much of the funding for expanded healthcare coverage may be sought through cost savings. While some of these savings may come from realizing greater efficiencies in delivering care, improving the effectiveness of preventive care and enhancing the overall quality of care, much of the cost savings may come from reducing the cost of care and increased enforcement activities. Cost of care could be reduced further by decreasing the level of reimbursement for medical services or products (including those therapeutic candidates currently being developed by us or our development or commercialization partners or any product we may promote or commercialize, including our current commercial products), or by restricting coverage (and, thereby, utilization) of medical services or products. In either case, a reduction in the utilization of, or reimbursement for, any therapeutic candidate or any product we may promote or commercialize, including our current commercial products, or for which we receive marketing approval in the future, could have a material adverse effect on our reputation, business, financial condition or results of operations.

Several states and private entities initially mounted legal challenges to the Healthcare Reform Law, and they continue to litigate various aspects of the legislation. On July 26, 2012, the U.S. Supreme Court generally upheld the provisions of the Healthcare Reform Law at issue as constitutional. However, the U.S. Supreme Court held that the legislation improperly required the states to expand their Medicaid programs to cover more individuals. As a result, the states have a choice as to whether they will expand the number of individuals covered by their respective state Medicaid programs. Some states have not expanded their Medicaid programs and have chosen to develop other cost-saving and coverage measures to provide care to currently uninsured individuals. Many of these efforts to date have included the institution of Medicaid-managed care programs. The manner in which these cost-saving and coverage measures are implemented could have a material adverse effect on our reputation, business, financial condition or results of operations.

Further, the healthcare regulatory environment has seen significant changes in recent years and is still in flux.  Legislative initiatives to modify, limit, replace, or repeal the Healthcare Reform Law and judicial challenges continue, and may increase in light of the current administration and legislative environment.  We cannot predict the impact on our business of future legislative and legal challenges to the Healthcare Reform Law or other changes to the current laws and regulations. The financial impact of U.S. healthcare reform legislation over the next few years will depend on a number of factors, including the policies reflected in implementing regulations and guidance and changes in sales volumes for therapeutics affected by the legislation. From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing coverage, reimbursement, and marketing of pharmaceutical products. In addition, third-party payor coverage and reimbursement policies are often revised or interpreted in ways that may significantly affect our business and our products.

Since taking office, President Trump has continued to support the repeal of all or portions of the Healthcare Reform Law. President Trump has also issued an executive order in which he stated that it is his administration’s policy to seek the prompt repeal of the Healthcare Reform Law and in which he directed executive departments and federal agencies to waive, defer, grant exemptions from, or delay the implementation of the provisions of the Healthcare Reform Law to the maximum extent permitted by law. Congress has enacted legislation that repeals certain portions of the Healthcare Reform Law, including but not limited to the Tax Cuts and Jobs Act, passed in December 2017, which included a provision that eliminates the penalty under the Healthcare Reform Law’s individual mandate, effective January 1, 2019, as well as the Bipartisan Budget Act of 2018, passed in February 2018, which, among other things, repealed the Independent Payment Advisory Board (which was established by the Healthcare Reform Law and was intended to reduce the rate of growth in Medicare spending). There have also been more recent examples of judicial challenges, such as federal judges attempting to invalidate the entire Healthcare Reform Law based on the individual mandate. There is still uncertainty with respect to the impact President Trump’s administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold.

Third-party payors may not adequately reimburse customers for any of our therapeutic candidates that are approved or cleared for marketing or for products that we may promote or commercialize, including our current commercial products, and may impose coverage restrictions or limitations that affect their use.

Our revenues and profits depend heavily upon the availability of adequate reimbursement for the use of our approved or cleared therapeutic candidates, our current commercial products, and any products that we may promote or commercialize, from governmental or other third-party payors, both in the U.S. and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including, but not limited to, the third-party payor’s determination that the use of an approved or cleared therapeutic candidate or product is:

•	a covered benefit under its health plan;
•	safe, effective and medically necessary;
•	appropriate for the specific patient;
•	cost-effective; and
•	neither experimental nor investigational.

Obtaining reimbursement approval for a therapeutic candidate or for any product that we may promote or commercialize, including our current commercial products, from any government or other third-party payor is a time-consuming and costly process that could require us or our development or commercialization partners to provide supporting scientific, clinical and cost-effectiveness data for the use of our therapeutic candidates or any product that we currently, or may, promote or commercialize to each payor. Even when a payor determines that a therapeutic candidate or a product that we promote or commercialize is eligible for reimbursement under its criteria, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or other foreign regulatory authorities, or may impose restrictions, such as prior authorization requirements, or may simply deny coverage altogether. Reimbursement rates may vary according to the use of the therapeutic candidate or the use of any product that we promote or commercialize and the clinical setting in which it is used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for products or services, and may reflect budgetary constraints or imperfections in Medicare, Medicaid or other data used to calculate these rates. In particular, reimbursement for our products may not be available from Medicare or Medicaid, and reimbursement from other third-party payors may be limited, reduced or revoked. For example, reimbursement for Donnatal® has been limited and is mostly available only through private payors, with certain restrictions, such as prior authorization requirements. In addition, because EnteraGam® is a “medical food” it is subject to unique FDA regulations and requirements that may limit its market potential. Overall, our ability to get reimbursement coverage for our commercial products has historically been limited. Successful commercialization of our current commercial products requires a conducive reimbursement environment. If our products do not receive adequate reimbursement coverage, or if reimbursement coverage is reduced or otherwise adversely affected, then their respective commercial prospects could be severely limited. Although certain payors may currently provide some form of coverage for our commercial products, payors may suspend or discontinue reimbursement at any time, may require or increase co-payments from patients, may impose restrictions or limitations on coverage, or may reduce reimbursement rates for our products. If we fail to establish broad adoption of and reimbursement for our commercial products, or if we are unable to maintain any existing reimbursement from payors, our ability to generate revenue could be harmed and this could have a material adverse effect on our reputation, business, financial condition or results of operations. In addition to our existing commercial products, any new product we may promote or commercialize in the future may require that we expend substantial time and resources in order to obtain and retain reimbursement, and any of these efforts may not be successful.

In the U.S., there have been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for our therapeutic candidates or for any product that we may promote or commercialize in the U.S. In addition, there is a growing emphasis on comparative effectiveness research, both by private payors and by government agencies. To the extent other drugs or therapies are found to be more effective than our products, payors may elect to cover such therapies in lieu of our products or reimburse our products at a lower rate. Legislation that reduces reimbursement for our therapeutic candidates could adversely impact how much or under what circumstances healthcare providers will prescribe or administer our therapeutic candidates, if approved, or for any product that we may promote or commercialize, including our current commercial products. This could materially and adversely impact our reputation, business, financial condition or results of operations by reducing our ability to generate meaningful revenue, raise capital, obtain additional collaborators and market. At this stage, we are unable to estimate the extent of the direct or indirect impact of any such federal and state proposals.

Furthermore, the Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both the Centers for Medicare and Medicaid Services and other third-party payors may have sufficient market power to demand significant price reductions. Price reductions or other significant coverage policies or payment limitations could materially and adversely affect our reputation, business, financial condition or results of operations.

Risks Related to Potential Acquisitions

If we acquire products or companies that own rights to, or otherwise acquire commercialization and related rights to, products, such transaction could result in additional costs, integration or operating difficulties, dilution and other adverse consequences.

Part of our strategy is to identify and acquire rights to products that have been cleared or approved for marketing in the U.S. or elsewhere, and in particular, those with a therapeutic focus on GI or with therapeutic activities which are overlapping or complementary to our existing commercial activities. Management has evaluated, and expects to continue to evaluate, a wide array of potential strategic acquisitions. From time to time, management may engage in discussions regarding potential acquisitions or licensing of rights to certain products management believes are critical to our business. Any one of these transactions could have a material effect on our financial condition and operating results. In connection with these acquisitions or licensing transactions, we may:

•	issue equity securities that may substantially dilute our shareholders’ percentage of ownership;
•	be obligated to make milestone, royalty or other contingent or non-contingent payments;
•	incur debt or non-recurring and other charges, or assume liabilities; and
•	incur amortization expenses related to intangible assets or incur large and immediate write-offs of assets or goodwill or impairment charges.

In addition, the process of integrating an acquired product, company, business or technology may create operating difficulties and expenditures and pose numerous additional risks to our operations, including:

•	difficulty and expense in integrating the acquired product, company, business or technology and personnel in accordance with our business strategy and existing operations, including the failure to achieve the expected benefits and synergies;
•	failure to manufacture or supply the acquired product economically or successfully commercialize or achieve market acceptance of the acquired product;
•	exposure to liabilities of the acquired product or company, including known or unknown risks relating to the validity or enforceability of patents, expiration of patents or exclusivity rights, generic competition, product defects or product liability claims;
•	disruption of our business and diversion of our management’s and technical personnel’s time and attention from their day-to-day responsibilities;
•	adverse effects on our operating results or financial condition, including due to expenditures or acquisition-related costs, costs of commercialization or amortization or impairment costs for acquired goodwill and other intangible assets;
•	impairment of relationships with key suppliers and manufacturers due to changes in management and ownership and difficulty in maintaining existing agreements, licenses and other arrangements or rights on substantially similar terms as existed prior to the acquisition;
•	regulatory changes and market dynamics after the acquisition; and
•	potential loss of key employees, particularly those of the acquired entity.

If any of the above events (or more) occur, or if we cannot effectively manage or respond to such events following one or more acquisitions, they may have material adverse effect on our business, results of operations and financial condition.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	our ability to obtain additional financing;
•	our receipt and timing of regulatory clarity and approvals for our therapeutic candidates, and the timing of other regulatory filings and approvals;
•	the initiation, timing, progress, and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;
•	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;
•	our reliance on third parties to conduct key portions of our clinical trials, including data management services, and the potential for those third parties to not perform satisfactorily;

•	our ability to establish and maintain corporate collaborations;
•	that products we promote or commercialize may be withdrawn from the market by regulatory authorities and our need to comply with continuing laws, regulations and guidelines to maintain clearances and approvals for our products;
•	our ability to acquire products approved for marketing in the U.S. that achieve commercial success and to maintain our own marketing and commercialization capabilities;
•	the research, manufacturing, clinical development, commercialization, and market acceptance of our therapeutic candidates or commercial products;
•	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in research, preclinical studies or clinical trials;
•	the implementation of our business model, strategic plans for our business, therapeutic candidates and commercial products;
•	the impact of other companies and technologies that compete with us within our industry;
•	our estimates of the markets, their size, characteristics and their potential for our therapeutic candidates and commercial products and our ability to serve those markets;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing or violating the intellectual property rights of others;
•	parties from whom we license or acquire our intellectual property defaulting in their obligations toward us;
•	the failure by a licensor or a partner of ours to meet their respective obligations under our acquisition, in-license or other development or commercialization agreements or renegotiate the obligations under such agreements, or if other events occur that are not within our control, such as bankruptcy of a licensor or a partner;
•	our ability to implement network systems and controls that are effective at preventing cyber-attacks, malware intrusions, malicious viruses and ransomware threats; and
•	the impact of the political and security situation in Israel and in the U.S. on our business.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2019. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2019
Actual
(in thousands)

Total debt (1)	$17,778
Ordinary shares, par value NIS 0.01 per share	767
Additional paid-in capital	219,505
Warrants	13
Accumulated deficit	(188,368)
Total shareholders’ equity	31,904
Total capitalization	$49,695

(1)	Represents $14,053 thousand under current liabilities, mainly accounts payable and accrued expenses.

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Global Market under the symbol “RDHL” since July 20, 2018. From December 26, 2013 until July 19, 2018 our ADSs were traded on the Nasdaq Capital Market. Our ordinary shares have been trading on the TASE under the symbol "RDHL" since February 3, 2011. Prior to that date, there was no public market for our ordinary shares.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development related purposes in connection with our therapeutic candidates, for potential acquisitions and to support commercial operations.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares, par value NIS 0.01 per share, can be found in Item 10B of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents 10 of our ordinary shares, can be found in Item 12 of the Registration Statement on Form 20-F filed with the SEC on December 26, 2012.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the anti dilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each shareholder;
•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 24. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;
•	through broker-dealers;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our ordinary shares contained in our Registration Statement on Form 20-F filed with the SEC on December 26, 2012;
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019, as amended on May 15, 2019; and
•	reports on Form 6-K filed on February 26, 2019, March 4, 2019, May 7, 2019 (two filings), May 9, 2019, May 16, 2019, May 21, 2019, May 28, 2019, June 10, 2019, June 24, 2019, July 3, 2019, and July 23, 2019 (two filings).

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to RedHill Biopharma Ltd., 21 Ha'arba'a Street, Tel Aviv 6473921, Israel, Attn: Dror Ben-Asher, telephone number: +972 (3) 541-3131. You may also obtain information about us by visiting our website at www.redhillbio.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed RedHill Biopharma Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$18,180.00
FINRA fees	$23,000.00
Legal fees and expenses	$10,000.00
Accountants fees and expenses	$5,000.00
Miscellaneous	$5,000.00

Total	$61,180.00

American Depositary Shares representing        Ordinary Shares

RedHill Biopharma Ltd.

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PROSPECTUS SUPPLEMENT
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H.C. Wainwright & Co.
March       , 2021